Exhibit 4.1
SECURITIES PURCHASE AGREEMENT
THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of October 28, 2008, by and among MAKO Surgical Corp., a Delaware corporation with headquarters located at 2555 Davie Road, Fort Lauderdale, FL 33317 (the “Company”), Montreux Equity Partners IV, L.P., a California limited partnership, and Montreux IV Associates, L.L.C., a California limited liability company (together, "Montreux”), Skyline Venture Partners V, L.P., a Delaware limited partnership (“Skyline”), Alta Partners VIII, LP, a Delaware limited partnership (“Alta”) and the additional investors listed with Montreux and Skyline on the Schedule of Investors attached hereto as Exhibit A (individually, an "Investor” and collectively with Montreux and Skyline, the “Investors”).
BACKGROUND
A. Each Investor, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of shares of the Common Stock, par value $.001 per share, of the Company (the “Common Stock”), set forth opposite such Investor’s name in column two (2) on the Schedule of Investors in Exhibit A (which aggregate amount for all Investors together shall be 6,451,613 shares of Common Stock and shall collectively be referred to herein as the “Common Shares”) and (ii) warrants, in substantially the form attached hereto as Exhibit F (the “Warrants”) to acquire up to that number of additional shares of Common Stock set forth opposite such Investor’s name in column three (3) on the Schedule of Investors. In addition, each Call Investor will receive additional warrants, in substantially the form attached as Exhibit F-2 (the “Call Warrants”), to purchase that number of additional shares of Common Stock set forth in such Call Investor’s Call Warrant.
B. Additionally, the Company, Montreux and Skyline wish to provide the Company with the Call Right (as defined herein) whereby the Company may, subject to the satisfaction of certain conditions, require Montreux, Skyline and Alta (collectively, the “Call Investors”) to purchase, prior to December 31, 2009, (i) that number of additional shares of Common Stock to be determined in accordance with the terms hereof (the “Call Shares”) and (ii) additional warrants, in substantially the form attached as Exhibit F-1 (the “Second Closing Warrants”), to purchase that number of additional shares of Common Stock to be determined in accordance with the terms hereof. In addition, the Call Investors will receive additional warrants, in substantially the form attached as Exhibit F-3 (the “Call Exercise Warrants”), if required, as determined pursuant to the terms hereof.
C. The Company and each Investor are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

D. The Common Shares, the Call Shares, the Warrants, the Call Exercise Warrants (if any), the Second Closing Warrants, the Call Warrants (as defined below) and the Warrant Shares issued pursuant to this Agreement are collectively referred to herein as the “Securities.”
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:
ARTICLE I
DEFINITIONS
1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:
"Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.
"Aggregate Incremental Warrant Shares” means the Incremental Warrant Shares of all Call Investors.
"Agreement” has the meaning set forth in the Preamble.
"Applicable Laws” has the meaning set forth in Section 3.1(k).
"Authorizations” has the meaning set forth in Section 3.1(k).
"Best Efforts” means the efforts that a prudent person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as practical.
"Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
"Call Deadline” means December 31, 2009.
"Call Conditions” means collectively, (i) the approval by the Food and Drug Administration of the Company’s Tactile Guidance System version 2.0 (the “TGS V2.0”), (ii) the satisfaction of either the Maximum Product Conditions or the Minimum Product Conditions, (iii) since the Initial Closing Date, no fact(s), change(s), event(s), development(s) or circumstance(s) shall have occurred, arisen or come into existence or become known to the Company, that has had or would be reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change and (iv) the holders of the requisite number of shares of Common Stock under the General Corporation Law of the State of Delaware shall have duly approved the issuance of the Call Shares, the Call Exercise Warrants, the Second Closing Warrants, the Aggregate Incremental Warrant Shares and the Warrant Shares issuable upon exercise or otherwise pursuant to the Second Closing Warrants on a date no later than the Stockholders Meeting Deadline. For purposes of this definition, “Material Adverse Change” shall mean (i) a material adverse change in the results of operations, prospects, assets, business or financial condition of the Company, taken as a whole or (ii) a material and adverse impairment the Company’s ability to perform its obligations under any of the Transaction Documents, provided, that none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Change: (i) a change in the market price or trading volume of the Common Stock; (ii) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes); (iii) any event as to which the holders of more than 50% of all of the Common Shares held by the Call Investors has consented; or (iv) the execution, delivery or performance of this Agreement (including any announcement relating to this Agreement) so long as such changes do not have a materially disproportionate effect on the Company.
"Call Exercise Warrant” means any of the warrants, in substantially the form attached as Exhibit F-3, which shall be issued to the Call Investors at the Second Closing in consideration of the exercise of the Call Right, to purchase Incremental Warrant Shares.
"Call Per Share Price” means the lower of (i) $6.20, or (ii) the five day volume weighted average price of the Company’s Common Stock on the primary Eligible Market or exchange or quotation system on which the Common Stock is then listed or quoted, for the period ending on the date immediately prior to the Second Closing Date.
"Call Warrant” means any of the warrants, in the form and substance attached hereto as Exhibit F-2, which shall be issued to the Call Investors at the Initial Closing in consideration of the Call Right.
"Closing Price” means, for any date, the closing price per share of the Common Stock for such date (or the nearest preceding date) on the Principal Market or exchange or quotation system on which the Common Stock is then listed or quoted.
“Company” has the meaning set forth in the Preamble.
"Company Counsel” means Foley & Lardner LLP, a Wisconsin limited liability partnership, counsel to the Company.
"Common Stock Equivalents” means, collectively, Options and Convertible Securities.
"Contingent Obligation” has the meaning set forth in Section 3.1(ee).
"Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock.
"Covering Shares” has the meaning set forth in Section 4.1(b).
"Disclosure Materials” has the meaning set forth in Section 3.1(g).
"Effective Date” means the date that a Registration Statement is first declared effective by the SEC.

"Effectiveness Period” has the meaning set forth in Section 6.1(b).
"8-K Filing” has the meaning set forth in Section 4.5.
"Eligible Market” means any of the Principal Market, the New York Stock Exchange, Inc., the American Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Capital Market.
"Environmental Laws” has the meaning set forth in Section 3.1(hh).
"Event” has the meaning set forth in Section 6.1(d).
"Event Payments” has the meaning set forth in Section 6.1(d).
"Exchange Act” means the Securities Exchange Act of 1934, as amended.
"Excluded Events” has the meaning set forth in Section 6.1(d)(ii).
“Existing Registrable Shares” means 7,149,105 shares of Common Stock subject to the Existing Registration Rights Agreement.
"Existing Registrable Shares Holder” means a holder of Existing Registrable Shares.
"Existing Registration Rights Agreement” means that certain Second Amended and Restated Registration Rights Agreement, dated as of February 6, 2007, among the Company and the parties thereto.
"FDA” has the meaning set forth in Section 3.1(k).
"GAAP” has the meaning set forth in Section 3.1(g).
"Hazardous Materials” has the meaning set forth in Section 3.1(hh).
"Incremental Warrant Shares” means, as to a Call Investor, that number of shares of Common Stock equal to (i) a number (rounded down to the nearest whole number) equal to 10% multiplied by the figure arrived at by dividing the dollar amount representing such Call Investor’s pro rata portion of $20,000,000 of the Call Shares by the VWAP minus (ii) the number of Warrant Shares subject to such Call Investor’s Call Warrant; provided, however, that if the calculation above results in a negative number of Incremental Warrant Shares, then the number of Incremental Warrant Shares shall be deemed to be zero.
"Indebtedness” has the meaning set forth in Section 3.1(ee).
"Indemnified Party” has the meaning set forth in Section 6.4(c).
"Indemnifying Party” has the meaning set forth in Section 6.4(c).
"Initial Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

"Initial Closing Date” means the date and time of the Initial Closing and shall be on such date and time as is mutually agreed to by the Company and each Investor.
"Initial Closing Registrable Securities” means the Common Shares and the Warrant Shares issued or issuable pursuant to the Warrants and the Call Warrants, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.
"Initial Filing Date” means thirty (30) calendar days after the Initial Closing Date.
"Insolvent” has the meaning set forth in Section 3.1(h).
"Intellectual Property Rights” has the meaning set forth in Section 3.1(w).
"Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction other than Permitted Liens.
"Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation reasonable attorneys’ fees.
"Material Adverse Effect” means (i) a material adverse effect on the results of operations, prospects, assets, business or financial condition of the Company, or (ii) a material and adverse impairment the Company’s ability to perform its obligations under any of the Transaction Documents, provided, that none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i) a change in the market price or trading volume of the Common Stock or (ii) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes) so long as such changes do not have a materially disproportionate effect on the Company.
"Material Permits” has the meaning set forth in Section 3.1(y).
"Maximum Product Conditions” means both (i) the placement of at least sixteen (16) fully installed new TGS V2.0 units such that revenue from the sale and placement of said units shall have been fully recognized by the Company according to GAAP, exclusive of upgrades of prior systems to TGS V2.0 units and (ii) completion of at least one thousand six hundred (1,600) total surgeries involving unicompartmental or bicompartmental implants, provided that at least one hundred (100) of such surgeries involve bicompartmental implants.
"Minimum Product Conditions” means both (i) the placement of at least twelve (12) fully installed new TGS V2.0 units such that revenue from the sale and placement of said units shall have been fully recognized by the Company according to GAAP, exclusive of upgrades of prior systems to TGS V2.0 units and (ii) completion of at least one thousand two hundred (1,200) total surgeries involving unicompartmental or bicompartmental implants, provided that at least seventy-five (75) of such surgeries involve bicompartmental implants
"Options” means any outstanding rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

"Permitted Liens” means (i) imperfections of title, which do not materially detract from the value, materially impair the marketability of title or materially impair the use or operation of the property or asset subject thereto, (ii) liens for current taxes, assessments and other governmental charges not yet due, or which may thereafter be paid without penalty, or which are being contested in good faith by the Company, (iii) mechanics’, carriers’, workers’, repairmen’s or other like liens arising or incurred in the ordinary course of business in respect of obligations which are not overdue or which are being contested in good faith by the Company, (iv) zoning and other land use restrictions that exist as a matter of law and unrecorded easements, covenants, rights-of-way and other similar restrictions on the Company’s real property none of which, individually or in the aggregate, materially impairs the continued use and operation of such real property, and (v) liens for which the liabilities and obligations related thereto have been fully discharged, satisfied and performed.
“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.
"Principal Market” means the Nasdaq Global Market.
"Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, or a partial proceeding, such as a deposition), whether commenced or threatened in writing.
"Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
"Registrable Securities” means the Initial Closing Registrable Securities and the Second Closing Registrable Securities.
"Registration Statement” means each registration statement required to be filed under Article VI, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
"Required Effectiveness Date” means the date that is the earliest of (i) if the Registration Statement does not become subject to review by the SEC, (a) ninety (90) days after the Initial Closing Date or the Second Closing Date, as applicable, or (b) five (5) Trading Days after the Company receives notification from the SEC that the Registration Statement will not become subject to review and the Company fails to request to accelerate the effectiveness of the Registration Statement, or (ii) if the Registration Statement becomes subject to review by the SEC, one hundred and twenty (120) days after the Initial Closing Date or the Second Closing Date, as applicable.

"Rule 144,” “Rule 415” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the SEC pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.
"Second Closing” means the closing of the purchase and sale of Securities pursuant to Section 2.2.
"Second Closing Date” means such date and time, after the satisfaction of the Call Conditions and delivery of the Call Notice, that is mutually and reasonably agreed upon by the Company and each of the Call Investors, which shall in no event be earlier than eleven (11) Business Days before or forty-five (45) calendar days after the delivery of the Call Notice by the Company.
"Second Closing Registrable Securities” means the Call Shares, the Warrant Shares issued or issuable pursuant to the Second Closing Warrants and the Aggregate Incremental Warrant Shares issued or issuable pursuant to the Call Exercise Warrants (if any), together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.
"Second Filing Date” means thirty (30) calendar days after the Second Closing Date.
"SEC” means the Securities and Exchange Commission.
"SEC Reports” has the meaning set forth in Section 3.1(g).
"Securities” has the meaning set forth in the Preamble.
"Shares” means shares of the Company’s Common Stock.
"Short Sales” has the meaning set forth in Section 3.2(h).
"Subsidiary” means any direct or indirect subsidiary of the Company.
"Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time).

"Trading Market” means the Nasdaq Global Market or any other Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.
"Transaction” has the meaning set forth in Section 3.2(h).
“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Warrants, the Call Warrants, the Call Exercise Warrants, the Second Closing Warrants, the Voting Agreements and the Transfer Agent Instructions.
"Transfer Agent” means BNY Mellon Shareowner Services, or any successor transfer agent for the Company.
"Transfer Agent Instructions” means the Irrevocable Transfer Agent Instructions, in the form of Exhibit D, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.
"VWAP” means the five day weighted average price per share of the Company’s Common Stock on the primary Eligible Market or exchange or quotation system on which the Common Stock is then listed or quoted, for the period ending on the date immediately prior to the Second Closing Date.
"Warrant” has the meaning set forth in the Preamble.
"Warrant Shares” means collectively (i) the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants, the Second Closing Warrants and the Call Warrants and (ii) the Aggregate Incremental Warrant Shares (if any).
ARTICLE II
PURCHASE AND SALE
2.1 Initial Closing. Subject to the terms and conditions set forth in this Agreement, at the Initial Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, such number of Common Shares and Warrants for the price set forth opposite such Investor’s name on Exhibit A hereto under the headings “Common Shares” and “Warrants”. The date and time of the Closing and shall be 11:00 a.m., New York City Time, on the Initial Closing Date. The Closing shall take place at the Boston office of the Company’s Counsel at 111 Huntington Ave., Boston MA 02199.
2.2 Second Closing. In addition to the transactions contemplated at the Initial Closing, the Company shall have the right (the “Call Right”), but not the obligation, to require the Call Investors to purchase the Call Shares and the Second Closing Warrants, pursuant and subject to Section 2.3 below. The date and time of the Second Closing shall be 11:00 a.m., New York City Time, on the Second Closing Date. The Second Closing shall take place at the Boston office of the Company’s Counsel at 111 Huntington Ave., Boston MA 02199.

2.3 Call Right.
(a) The Call Right shall be exercisable by the Company, at its sole discretion, at any time after the Initial Closing Date and before the Call Deadline so long as the Call Conditions have been satisfied or waived by each of the Call Investors. The Call Right shall be exercisable by delivery of written notice to each of the Call Investors (the “Call Notice”), made pursuant to Section 7.4 hereof, that the Company is exercising the Call Right. The date of the Second Closing shall be on such date and time, after the satisfaction of the Call Conditions and delivery of the Call Notice, that is mutually and reasonably agreed upon by the Company and each of the Call Investors, which shall in no event be earlier than eleven (11) Business Days after and no later than forty-five (45) calendar days after the delivery of the Call Notice by the Company.
(b) The aggregate purchase price for the Call Shares that shall be paid by all of the Call Investors to the Company at the Second Closing shall be $20,000,000 (the “Total Call Amount”). At the Second Closing, each of the Call Investors shall purchase that number of Call Shares equal to (i) its pro rata portion of the Total Call Amount divided by the Call Per Share Price (such Call Investor’s “Initial Call Shares”) plus, if applicable, (ii) such Call Investor’s Additional Call Shares (as defined below). Each Call Investor’s pro rata portion of the Total Call Amount shall be equal to the Total Call Amount multiplied by a fraction (x) the numerator of which is that number of Common Shares purchased by that Call Investor at the Initial Closing and (y) the denominator of which is the total Common Shares purchased by all of the Call Investors at the Initial Closing. Each Call Investor’s obligation to purchase its pro rata portion of the Total Call Amount is several and not joint.
(c) If a Call Investor does not purchase its pro rata portion of the Call Shares at the Second Closing (the “Available Call Shares”), each participating Call Investor shall have the right, but not the obligation, to purchase a pro rata portion of the Available Call Shares equal to the total Available Call Shares multiplied by a fraction (A) the numerator of which is such Call Investor’s Initial Call Shares and (B) the denominator of which is the total number of Initial Call Shares being purchased by the participating Call Investors at the Second Closing (such Call Investor’s "Additional Call Shares”).
(d) If a Call Investor does not purchase its pro rata portion of the Call Shares at the Second Closing, the Call Warrants issued to such Call Investors at the Initial Closing shall automatically terminate and no longer be exercisable. Notwithstanding anything contained herein to the contrary, the foregoing shall constitute the sole and exclusive remedy of the Company in respect of a Call Investor’s failure to purchase its pro rata portion of the Call Shares at the Second Closing, and the Company hereby waives and releases any and all statutory, equitable, or common law remedies it may have in respect of the same.
2.4 Initial Closing Deliveries.
(a) At the Initial Closing, the Company shall deliver or cause to be delivered to each Investor the following:
(i) evidence indicating that such number of Common Shares set forth opposite such Investor’s name on Exhibit A hereto under the heading “Common Shares” have been registered in the name of such Investor by book entry, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof);

(ii) a Warrant, issued in the name of such Investor, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), pursuant to which such Investor shall have the right to acquire such number of Warrant Shares set forth opposite such Investor’s name on Exhibit A hereto under the heading “Warrant Shares”;
(iii) a legal opinion of Company Counsel, in the form of Exhibit C, executed by such counsel and delivered to the Investors;
(iv) duly executed Transfer Agent Instructions acknowledged by the Company’s transfer agent; and
(v) evidence of approval by each applicable Trading Market of an additional shares listing application covering all of the Registrable Securities.
(b) At the Initial Closing, the Company shall also deliver or cause to be delivered to each of the Call Investors a Call Warrant, issued in the name of such Call Investor, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), pursuant to which such Investor shall have the right to acquire such number of Warrant Shares set forth in such Call Warrant;
(c) At the Initial Closing, each Investor shall deliver or cause to be delivered to the Company the purchase price set forth opposite such Investor’s name on Exhibit A hereto under the heading “Purchase Price” in United States dollars and in immediately available funds, by wire transfer to an account designated in writing to such Investor by the Company for such purpose.
2.5 Second Closing Deliveries.
(a) At the Second Closing, the Company shall deliver or cause to be delivered to each Call Investor the following:
(i) evidence indicating that such number of Call Shares determined in accordance with Section 2.3(b) have been registered in the name of such Call Investor by book entry, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof);
(ii) a Second Closing Warrant, issued in the name of such Call Investor, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), pursuant to which such Call Investor shall have the right to acquire that number of Warrant Shares equal to (x) if the Maximum Product Conditions have been satisfied, fifteen percent (15%) of the sum of the Initial Call Shares and Additional Call Shares, if any, purchased by such Call Investor at the Second Closing or (y) if the Maximum Product Conditions have not been satisfied but the Minimum Product Conditions have been satisfied, forty percent (40%) of the sum of the Initial Call Shares and Additional Call Shares, if any, purchased by such Call Investor at the Second Closing;

(iii) if the VWAP is less than $6.20, a Call Exercise Warrant issued in the name of such Call Investor, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), pursuant to which such Call Investor shall have the right to acquire that number of Warrant Shares equal to such Call Investor’s Incremental Warrant Shares;
(iv) a legal opinion of Company Counsel, in the form of Exhibit C-1, executed by such counsel and delivered to the Investors;
(v) duly executed Transfer Agent Instructions acknowledged by the Company’s transfer agent; and
(vi) evidence of approval by each applicable Trading Market of an additional shares listing application covering all of the Registrable Securities.
(b) At the Second Closing, each Call Investor shall deliver or cause to be delivered to the Company (i) its pro rata portion of the Total Call Amount, as determined in accordance with Section 2.3(b) above, plus, if applicable, (ii) an amount equal to the product of the number of such Call Investor’s Additional Call Shares multiplied by the Call Per Share Price, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing to such Call Investor by the Company for such purpose.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors as follows:
(a) Subsidiaries. The Company has no Subsidiaries.
(b) Organization and Qualification. The Company is an entity duly organized, validly existing and in good corporate standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws. The Company is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c) Authorization; Enforcement. The Company has the requisite corporate authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders, except for shareholder approval of the issuance of Call Shares, the Aggregate Incremental Warrant Shares, the Call Exercise Warrants and Second Closing Warrants as required by The Nasdaq Global Market. Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.
(d) No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not, (i) conflict with or violate any provision of the Company’s certificate of incorporation or bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including, assuming the accuracy of the representations and warranties of the Investors set forth in Section 3.2 hereof, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company is bound or affected, except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect.
(e) The Securities. The Securities (including the Warrant Shares) are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and will not be subject to preemptive or similar rights of stockholders (other than those imposed by the Investors). The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon exercise of the Warrants, the Call Warrants, the Call Exercise Warrants and the Second Closing Warrants. The offer, issuance and sale of the Common Shares, Call Shares, the Warrants, the Call Warrants, the Call Exercise Warrants (if any), the Second Closing Warrants and the Warrant Shares to the Investors and Call Investors, as applicable, pursuant to the Agreement, and in the case of the Warrant Shares, pursuant to the Warrants, the Call Warrants, the Call Exercise Warrants and the Second Closing Warrants, are exempt from the registration requirements of the Securities Act.

(f) Capitalization. The aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 3.1(f) hereto. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance in all material respects with all applicable securities laws. Except as disclosed in Schedule 3.1(f) hereto, the Company does not have outstanding as of the date hereof (and before giving effect to the transactions contemplated hereby) any other options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as set forth on Schedule 3.1(f) hereto, and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as disclosed in the SEC Reports and any Schedules filed with the SEC pursuant to Rule 13d-1 of the Exchange Act by reporting persons or in Schedule 3.1(f) hereto, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of five percent (5%) of the outstanding Common Stock. The aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) after giving effect to the transactions contemplated by this Agreement on the Initial Closing Date is as set forth in Schedule 3.1(f-2) hereto.
(g) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof (or such shorter time as the Company has been required to file such reports) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension and has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter time as the Company has been required to file such reports). Such reports required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by the Company under the Exchange Act, whether or not any such reports were required being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”. As of their respective dates, the SEC Reports filed by the Company complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder when filed by the Company, and none of the SEC Reports, when filed by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All material agreements to which the Company is a party or to which the property or assets of the Company are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.
(h) Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the changed its auditors, except as disclosed in its SEC Reports, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by the Company of shares of capital stock held by employees, officers, directors, or consultants pursuant to an option of the Company to repurchase such shares upon the termination of employment or services), and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the applicable Closing, will not be Insolvent (as defined below). For purposes of this Section 3.1(h), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness (as defined in Section 3.1(ee)), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(i) Absence of Litigation. Except as disclosed in the SEC Reports, there is no action, suit, claim, or Proceeding, or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company that could, individually or in the aggregate, have a Material Adverse Effect.
(j) Compliance. The Company, except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), nor has the Company received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not nor has been in violation of any statute, rule or regulation of any governmental authority. Additionally, no consent, approval, authorization, filing with or order of or registration with, any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been or will be obtained or made under the Securities Act or the Exchange Act and such as may be required under any state securities law in connection with the offer and sale of the Common Stock by the Company in the manner contemplated herein.
(k) FDA Compliance. FDA Compliance. Except as set forth in Schedule 3.1(k), the Company: (i) is and at all times has been in material compliance with all statutes, rules, regulations, or guidances applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”); (ii) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration (“FDA”) or any other governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws necessary for the conduct of the Company’s business as now conducted (“Authorizations”); (iii) possesses all Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (iv) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority or third party alleging that any Company product, operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (vi) has not received notice that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action; (vii) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct, in all material respects, on the date filed (or were corrected or supplemented by a subsequent submission); and (viii) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

The descriptions of the results of the studies, tests and trials conducted by or on behalf of the Company contained in the Disclosure Materials are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; except as set forth in Schedule 3.1(k), the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the Disclosure Materials when viewed in the context in which such results are described and the clinical state of development; and the Company has not received any notices or correspondence from any governmental authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.
None of the Company or any officer, employee or, to the knowledge of the Company, agent of the Company, has made an untrue statement of a material fact or fraudulent statement to the FDA or any other governmental authority, failed to disclose a material fact required to be disclosed to the FDA or any other governmental authority, or committed any act, made any statement, or failed to make any statement, that would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Fact, Bribery, and Illegal Gratuities”, set forth in FDA Compliance Policy Guide Sec. 120.100 (CPG 7150.09). Neither the Company nor, to the knowledge of the Company, any officer, employee or agent of the Company has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in or that has resulted in (i) debarment under 21 U.S.C. Section 335a or any similar state or federal law or (ii) exclusion from participating in the federal health care programs under Section 1128 of the Social Security Act or any similar state or federal Law.
(l) Title to Assets. The Company has good and marketable title to all real property owned by them that is material to the business of the Company and good and marketable title in all personal property owned by it that is material to the business of the Company, in each case free and clear of all Liens, except for Liens that do not, individually or in the aggregate, have or result in a Material Adverse Effect. Any real property and facilities held under lease by the Company are held by them under valid, subsisting and enforceable leases of which the Company is in material compliance.
(m) No General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commission (other than for persons engaged by any Investor or its investment advisor) relating to or arising out of the issuance of the Securities pursuant to this Agreement. The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the issuance of the Securities pursuant to this Agreement. The Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

(n) Private Placement. Neither the Company nor any of its Affiliates nor, any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market.
(o) Investment Company Act. The Company is not required to be registered as, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(p) Form S-3 Eligibility. The Company will be eligible to register the Common Shares and the Warrant Shares for resale by the Investors using Form S-3 promulgated under the Securities Act starting on or after February 14, 2009, subject to the provisions of Section 6.1(g) hereof.
(q) Listing and Maintenance Requirements. The Company has not, in the twelve months preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all such listing and maintenance requirements. The issuance and sale of the Common Stock under this Agreement does not contravene the rules and regulations of the Nasdaq Global Market, and no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver to the Investors the Common Stock.
(r) Exchange Act Registration. All of the currently outstanding shares of common stock of the Company are registered pursuant to the Exchange Act and are listed on the Nasdaq Global Market.
(s) Registration Rights. Except as described in Schedule 3.1(s), the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied or waived.
(t) Application of Takeover Protections. Except as described in Schedule 3.1(t), there is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to any of the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

(u) Disclosure. Except for any information provided to an Investor pursuant to a specific due diligence request by such Investor to receive material nonpublic information or pursuant to a binding non-disclosure agreement, the Company confirms that neither it nor any officers, directors or Affiliates, has provided any of the Investors or their agents or counsel with any information that constitutes or might constitute material, nonpublic information (other than the existence and terms of the issuance of Securities, as contemplated by this Agreement). The Company understands and confirms that each of the Investors will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided by the Company to the Investors regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on the behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the Company’s knowledge, except for the transactions contemplated by this Agreement, no event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company prior to the date hereof but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those set forth in the Transaction Documents.
(v) Acknowledgment Regarding Investors’ Purchase of Securities. Based upon the assumption that the transactions contemplated by this Agreement are consummated in all material respects in conformity with the Transaction Documents, the Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investors’ purchase of the Securities. The Company further represents to each Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.
(w) Patents and Trademarks. To the Company’s knowledge, the Company owns or possesses adequate rights or licenses to use, all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses now conducted. Schedule 3.1(w) sets forth all of the Company’s Intellectual Property Rights that are expected to expire or terminate within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company of Intellectual Property Rights of others. Except as disclosed in the SEC Reports, there is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company regarding its Intellectual Property Rights.

(x) Insurance. The Company is insured against such losses and risks and in such amounts as are prudent and customary in the businesses and location in which the Company is engaged.
(y) Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as described in the SEC Reports (“Material Permits"), except where the failure to possess such permits does not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and the Company has not received any written notice of proceedings relating to the revocation or modification of any Material Permit.
(z) Transactions With Affiliates and Employees. Except as set forth or incorporated by reference in the Company’s SEC Reports or as described in this Agreement, none of the officers, directors or employees of the Company is presently a party to any transaction that would be required to be reported pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.
(aa) Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(bb) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 of the General Rules and Regulations under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company is accumulated and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer by others within those entities, as appropriate, to allow timely decisions regarding required disclosure.
(cc) Sarbanes-Oxley Act. The Company is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.
(dd) Foreign Corrupt Practices. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
(ee) Indebtedness. Except as disclosed in Schedule 3.1(ee), the Company (i) has no outstanding Indebtedness (as defined below), (ii) is not in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iii) is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, has or is expected to have a Material Adverse Effect. Schedule 3.1(ee) provides a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.
(ff) Employee Relations. The Company is not a party to any collective bargaining agreement and does not employ any member of a union. The Company believes that its relations with its employees are as disclosed in the SEC Reports. Except as disclosed in the SEC Reports, during the period covered by the SEC Reports, no executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company, nor is the Company otherwise aware of such intention. The Company does not have a present intention to terminate the employment of any executive officer. To the knowledge of the Company, no executive officer of the Company is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company has no defined benefit plans. Except as set forth in Schedule 3.1(ff), the Company does not have any “Employee Benefit Plans” as defined in the Employee Retirement Income Security Act of 1974.
(gg) Labor Matters. The Company is in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours.
(hh) Environmental Laws. The Company (i) is in compliance in all material respects with any and all Environmental Laws (as hereinafter defined), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance in all material respects with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.
(ii) Tax Status. The Company (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.
3.2 Representations, Warranties and Covenants of the Investors. Each Investor hereby, as to itself only and for no other Investor, represents, warrants and covenants to the Company as follows:

(a) Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Investor or of the Securities hereunder has been duly authorized by all necessary corporate, partnership or other action on the part of such Investor. This Agreement has been duly executed and delivered by such Investor and constitutes the valid and binding obligation of such Investor, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.
(b) No Public Sale or Distribution. Such Investor is (i) acquiring the Common Shares, the Call Shares, the Warrants, the Call Warrants, the Call Exercise Warrants (if any) and Second Closing Warrants, as applicable, and (ii) upon exercise of the Warrants, the Call Warrants, the Call Exercise Warrants (if any) and Second Closing Warrants, as applicable, will acquire the Warrant Shares issuable upon exercise thereof, in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and such Investor does not have a present arrangement to effect any distribution of the Securities to or through any person or entity.
(c) Investor Status. At the time such Investor was offered the Securities, it was, and at the date hereof it is, either (A) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act or (B) an “accredited investor” as defined in Rule 501(a)(1), (2), (3), (4), (5), (6), (7) or (8) under the Securities Act. Such Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. or an entity engaged in the business of being a broker dealer. Except as otherwise disclosed in writing to the Company on Exhibit B-2 (attached hereto) on or prior to the date of this Agreement, such Investor is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. or an entity engaged in the business of being a broker dealer.
(d) Experience of Such Investor. Such Investor, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor has carefully considered and has discussed with the such Investor’s professional legal, tax, accounting and financial advisors, to the extent the such Investor has deemed necessary, the suitability of an investment in the Securities for such Investor’s particular tax and financial situation and has determined that the Securities being purchased by such Investor are a suitable investment for such Investor. Such Investor recognizes that an investment in the Securities involves substantial risks, including the possible loss of the entire amount of such investment. Such Investor further recognizes that the Company has broad discretion concerning the use and application of the proceeds from the sale of the Securities.

(e) Access to Information. Such Investor acknowledges that it has carefully read the Disclosure Materials and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, the Company and its representatives concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information (other than material non-public information) about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents. Such Investor acknowledges that either it has access to the SEC Reports or has received copies of the SEC Reports.
(f) No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
(g) No Conflicts. The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of such Investor to consummate the transactions contemplated hereby.
(h) Prohibited Transactions. No Investor, directly or indirectly, and no Person acting on behalf of or pursuant to any understanding with any Investor, has engaged in any purchases or sales of any securities, including any derivatives, of the Company (including, without limitation, any Short Sales involving any of the Company’s securities) (a “Transaction”) since the time that such Investor was first contacted by the Company or any other Person regarding an investment in the Company. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with such Investor will engage, directly or indirectly, in any Transactions prior to the time the transactions contemplated by this Agreement are publicly disclosed. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

(i) Restricted Securities. The Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.
(j) Legends. It is understood that, except as provided in Section 4.1(b) of this Agreement, certificates evidencing such Securities may bear the legend set forth in Section 4.1(b).
(k) No Advertisement. Such Investor is not subscribing for Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar, meeting or conference whose attendees have been invited by any general solicitation or general advertising.
(l) No Legal, Tax or Investment Advice. Such Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities. Such Investor understands that the Agent has acted solely as the agent of the Company in this placement of the Securities and not to the Investor, and that the Agent makes no representation or warranty with regard to the merits of this transaction or as to the accuracy of any information such Investor may have received in connection therewith. Such Investor acknowledges that he has not relied on any information or advice furnished by or on behalf of the Agent.
(m) Investor is Not a Minor. If the Investor is a natural Person, such has reached the age of majority in the state in which such Investor resides. Such Investor has adequate means of providing for such Investor’s current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Securities for an indefinite period of time, has no need for liquidity in such investment and can afford a complete loss of such investment.
(n) Risks to Retirement Plans. If the Investor is a retirement plan or is investing on behalf of a retirement plan, such Investor acknowledges that an investment in the Securities poses additional risks, including the inability to use losses generated by an investment in the Securities to offset taxable income.
(o) Risk of Dilution. The Investor acknowledges that the Company will have the authority to issue shares of Common Stock, in excess of those being issued pursuant to this Agreement, and that the Company may issue additional shares of Common Stock from time to time. The issuance of additional shares of Common Stock may cause dilution of the existing shares of Common Stock and a decrease in the market price of such existing shares.
(p) Fees of Investor Counsel. The Investor further acknowledges that the Company has agreed (and the Company so agrees) to reimburse Montreux for fees and expenses of its legal counsel incurred in connection with this sale of Securities, which reimbursement shall not exceed $105,000, provided that the Company shall nevertheless reimburse the Investors for the amount of reasonable and documented regulatory and intellectual property counsel fees and expenses incurred notwithstanding the payment of such amount would mean the total costs borne by the Company would be in excess of the amounts described above.

(q) Broker Fees. The Investors have not entered into any agreement or arrangement that would entitle any broker or finder to compensation by the Company in connection with the sale of the Securities to such Investor.
(r) Foreign Investors. Each Investor who is not a US Person as defined in Regulation S under the Securities Act (“US Person”) represents and warrants as follows:
(i) (1) such Investor is not a US Person and is not acting for the account or benefit of a US Person, and (2) such Investor is purchasing the Securities in an offshore transaction pursuant to Regulation S;
(ii) such Investor understands that the Securities have not been and will not be registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred by such Investor except (1) (w) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (x) outside the United States in a transaction complying with the provisions of Rule 903 or Rule 904 of Regulation S, (y) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available), or (z) pursuant to an effective registration statement under the Securities Act, and (2) in accordance with any applicable securities laws of any state of the United States and other jurisdictions;
(iii) such Investor understands and agrees that, if in the future it decides to resell, pledge or otherwise transfer the Securities or any beneficial interests in any Securities prior to the date which is six months after the later of (1) the date when the Securities are first offered to persons (other than distributors) pursuant to Regulation S and (2) the date of the applicable Closing, it will do so only (x) in compliance with the restrictions set forth in Section D.1. hereof, (y) pursuant to an effective registration statement under the Securities Act, or (z) in accordance with the provisions of Rule 144A, Rule 144 (if available) or Regulation S, and in each of such cases in accordance with any applicable securities laws of any state of the United States;
(iv) such Investor agrees to, and each subsequent holder is required to, notify any transferee of the Securities from it of the resale restrictions referred to in paragraphs (ii) and (iii) above, if then applicable;
(v) such Investor acknowledges that, prior to any proposed transfer of the Securities other than pursuant to an effective registration statement, the transferee of the Securities may be required to provide certifications and other documentation relating to the non-US Person status of such transferee.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES
4.1 Transfer Restrictions.
(a) The Investors covenant that the Securities will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, or pursuant to Rule 144, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its Transfer Agent, without any such legal opinion, except to the extent that the Transfer Agent requests such legal opinion, any transfer of Securities by an Investor to an Affiliate of such Investor, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Securities.
(b) The Investors agree to the imprinting, so long as is required by this Section 4.1(b), of the following legend on any certificate evidencing any of the Securities:
THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.
Certificates evidencing Securities shall not be required to contain such legend or any other legend (i) while a registration statement (including the Registration Statement) covering the resale of the Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the Securities can be sold under Rule 144, (iii) if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the Securities are eligible for sale under Rule 144 in a three-month period, or (iv) if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the SEC). The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Transfer Agent on the Effective Date. Following the Effective Date or at such earlier time as a legend is no longer required for certain Securities, the Company will no later than three Trading Days following the delivery by an Investor to the Company or the Transfer Agent of (i) a legended certificate representing such Securities, and (ii) an opinion of counsel to the extent required by Section 4.1(a), deliver or cause to be delivered to such Investor a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section.
If within three Trading Days after the Company’s receipt of a legended certificate and the other documents as specified in Clauses (i) and (ii) of the paragraph immediately above, the Company shall fail to issue and deliver to such Investor a certificate representing such Securities that is free from all restrictive and other legends, and if on or after such Trading Day the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of shares of Common Stock that the Investor anticipated receiving from the Company without any restrictive legend (the “Covering Shares”), then the Company shall, within three Trading Days after the Investor’s request, pay cash to the Investor in an amount equal to the excess (if any) of the Investor’s total purchase price (including brokerage commissions, if any) for the Covering Shares, over the product of (A) the number of Covering Shares, times (B) the closing bid price on the date of delivery of such certificate and the other documents as specified in Clauses (i) and (ii) of the paragraph immediately above.
(c) The Company will not object to and shall permit (except as prohibited by law) an Investor to pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Securities, and if required under the terms of such agreement, loan or arrangement, the Company will not object to and shall permit (except as prohibited by law) such Investor to transfer pledged or secured Securities to the pledges or secured parties. Except as required by law, such a pledge or transfer would not be subject to approval of the Company, no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith, and no notice shall be required of such pledge. Each Investor acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between any Investor and its pledgee or secured party. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. Provided that the Company is in compliance with the terms of this Section 4.1(c), the Company’s indemnification obligations pursuant to Section 6.4 shall not extend to any Proceeding or Losses arising out of or related to this Section 4.1(c).

4.2 Furnishing of Information. Until the date that any Investor owning Common Shares, Call Shares or Warrant Shares may sell all of them under Rule 144 of the Securities Act (or any successor provision) in a three month period, the Company covenants to use its reasonable Best Efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.
4.3 Integration. The Company shall not, and shall use its reasonable Best Efforts to ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.
4.4 Reservation of Securities. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations to issue such Common Shares, Call Shares and Warrant Shares under the Transaction Documents. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations to issue such Common Shares, Call Shares and Warrant Shares under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares.
4.5 Securities Laws Disclosure; Publicity. The Company shall, on or before 8:30 a.m., New York time, on the first Trading Day following execution of this Agreement, issue a press release disclosing all material terms of the transactions contemplated hereby. On or before the Initial Closing Date, the Company shall file a Current Report on Form 8-K with the SEC (the “8-K Filing”) describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K the Transaction Documents (including the schedules and the names, and addresses of the Investors and the amount(s) of Securities respectively purchased) and the form of Warrants, Call Warrants, Second Call Warrants and Call Exercise Warrants, in the form required by the Exchange Act. Thereafter, the Company shall timely file any filings and notices required by the SEC or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Investors, as appropriate, promptly after filing. Except as herein provided, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any press release without the prior written consent of such Investor, unless otherwise required by law. The Company shall not, and shall cause each of its officers, directors, employees and agents not to, provide any Investor with any material nonpublic information regarding the Company from and after the issuance of the above referenced press release without the express written consent of such Investor.
4.6 Use of Proceeds. The Company intends to use the net proceeds from the sale of the Securities for working capital and general corporate purposes. The Company also may use a portion of the net proceeds, currently intended for general corporate purposes, to acquire or invest in technologies, products or services that complement its business, although the Company has no present plans or commitments and is not currently engaged in any material negotiations with respect to these types of transactions. Pending these uses, the Company intends to invest the net proceeds from this offering in short-term, interest-bearing, investment-grade securities, or as otherwise pursuant to the Company’s customary investment policies.

4.7 Stockholders Meeting.
(a) Promptly following the Initial Closing Date, the Company shall take all action necessary to call a meeting of its stockholders (the “Stockholders Meeting”) for the purpose of seeking approval of the Company’s stockholders for the issuance of the Call Shares, the Call Exercise Warrants, the Second Closing Warrants, the Aggregate Incremental Warrant Shares and the Warrant Shares issuable upon exercise or otherwise pursuant to the Second Closing Warrants (the "Proposal”). In connection therewith, no later than twenty-one (21) calendar days after the Initial Closing Date, the Company shall prepare and file with the SEC a proxy statement for the Stockholders Meeting (together with any amendments thereof or supplements thereto and any other required proxy materials, the “Proxy Statement”). The Company shall use its reasonable Best Efforts to cause the Proxy Statement to be cleared by the SEC (“SEC Clearance”) and mailed to the stockholders of the Company as promptly as practicable after filing. The Company shall provide the Call Investors and their counsel with copies of any written comments or correspondence, and shall inform them of any oral comments or discussions, that the Company or its counsel may receive or have from time to time with the SEC or its staff with respect to the Proxy Statement promptly after such discussions, or the Company’s receipt of such comments or correspondence, and any written or oral responses thereto. The Company shall respond promptly to any comments made by the SEC with respect to the Proxy Statement. The Stockholders Meeting shall occur not later than January 31, 2009 (the “Stockholders Meeting Deadline”); provided however, that if, notwithstanding the exercise of the Company’s reasonable Best Efforts, the Company is unable to obtain SEC Clearance of the Proxy Statement by January 1, 2009, the Stockholders Meeting Deadline shall be automatically extended to February 28, 2009. Each Investor shall promptly furnish in writing to the Company such information relating to such Investor and its investment in the Company as the Company may reasonably request for inclusion in the Proxy Statement. The Company will comply with Section 14(a) of the Exchange Act and the rules promulgated thereunder in relation to any Proxy Statement to be sent to the stockholders of the Company in connection with the Stockholders Meeting, and the Proxy Statement shall not, on the date that the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or the Stockholders Meeting which has become false or misleading. If the Company should discover at any time prior to the Stockholders Meeting any event relating to the Company or any of its affiliates, officers or directors that is required to be set forth in a supplement or amendment to the Proxy Statement, in addition to the Company’s obligations under the Exchange Act, the Company will promptly inform the Investors thereof.

(b) Subject to their fiduciary obligations under applicable law (as determined in good faith by the Company’s Board of Directors after consultation with the Company’s outside counsel), the Company’s Board of Directors shall recommend to the Company’s stockholders that the stockholders vote in favor of the Proposal (the “Company Board Recommendation”) and shall take all commercially reasonable action (including, without limitation, the hiring of a proxy solicitation firm of nationally recognized standing) to solicit the approval of the stockholders for the Proposal unless the Board of Directors shall have modified, amended or withdrawn the Company Board Recommendation pursuant to the provisions of the immediately succeeding sentence. The Company covenants that the Board of Directors of the Company shall not modify, amend or withdraw the Company Board Recommendation unless the Board of Directors (after consultation with the Company’s outside counsel) shall determine in the good faith exercise of its business judgment that maintaining the Company Board Recommendation would violate its fiduciary duty to the Company’s stockholders. Whether or not the Company’s Board of Directors modifies, amends or withdraws the Company Board Recommendation pursuant to the immediately preceding sentence, the Company shall in accordance with applicable law and the provisions of its certificate of incorporation and bylaws, (i) take all action necessary to convene the Stockholders Meeting as promptly as practicable, but no later than the Stockholders Meeting Deadline, to consider and vote upon the approval of the Proposal and (ii) submit the Proposal at the Stockholders Meeting to the stockholders of the Company for their approval.
(c) Each Investor agrees that it shall not vote any shares of Common Stock held by such Investor against the Proposal at the Stockholders Meeting.
4.8 Lock-Up. Until the earlier of (a) the Stockholders Meeting Deadline and (b) the date on which the Stockholders Meeting is held (the “Lock-up Period”), no Investor shall directly or indirectly, sell, transfer, assign, pledge, hypothecate, tender, encumber or otherwise dispose of in any manner any of the Securities, or consent or agree to do any of the foregoing. Notwithstanding the foregoing, during the Lock-up Period an Investor may transfer any or all of the Securities as follows: (i) in the case of an Investor that is an entity, to any subsidiary, partner or member of such Investor, (ii) in the case of an Investor that is an individual, to such Investor’s spouse, ancestors, descendants or any trust for any of their benefits or to a charitable trust; provided, however, that in any such case, prior to and as a condition to the effectiveness of such transfer, (x) each person or entity to which any of such Securities or any interest in any of such Securities is or may be transferred has executed and delivered to the Company and the Call Investors a counterpart to this Agreement, which counterpart shall by such transferee’s execution thereof represent such transferee’s agreement to be bound by all of the terms and provisions of this Agreement, and (y) this Agreement becomes the legal, valid and binding agreement of such person, enforceable against such person in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created by this Agreement is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application related to or affecting creditors’ rights and to general equity principles. For purposes of this Section 4.8, the term “sell” or “transfer” or any derivatives thereof shall include, but not be limited to, (A) a sale, transfer or disposition of record or beneficial ownership, or both and (B) a short sale with respect to Common Stock or substantially identical property, entering into or acquiring an offsetting derivative contract with respect to Common Stock or substantially identical property, entering into or acquiring a futures or forward contract to deliver Common Stock or substantially identical property or entering into any transaction that has the same effect as any of the foregoing.

ARTICLE V
CONDITIONS
5.1 Conditions Precedent to the Obligations of the Investors at the Initial Closing. The obligation of each Investor to acquire Securities at the Initial Closing is subject to the satisfaction, or waiver by such Investor, at or before the Initial Closing, of each of the following conditions:
(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects, except for such representations and warranties that are qualified as to materiality which shall be true and correct in all respects, as of the date when made and as of the Initial Closing as though made on and as of such date;
(b) Performance. The Company and each other Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Initial Closing;
(c) Minimum Investment. The Investors shall, in the aggregate, purchase Common Stock valued at a minimum of $40,000,000;
(d) Amendment of Existing Registration Rights Agreement. The holders of the Existing Registrable Shares shall have amended the Existing Registration Rights Agreement to allow for the grant of registration rights pursuant to Article VI hereof (such amendment, the “Existing Registration Rights Agreement Amendment”); and
(e) Voting Agreements. The Persons listed on Schedule 5.1(e) shall have each executed and delivered a Voting Agreement to the Company and to the Investors in the form attached hereto as Exhibit G (the “Voting Agreements”). After giving effect to the consummation of the transactions contemplated hereby on the Initial Closing Date, each Person listed on Schedule 5.1(e) shall own that number (and percentage) of shares of Common Stock set forth thereon next to such Person’s name and the percentage of the shares of Common Stock outstanding owned by such Persons shall be no less than 30.2% in the aggregate; and
(f) Investor Ownership. After giving effect to the consummation of the transactions contemplated hereby on the Initial Closing Date, each Investor not executing a Voting Agreement and listed on Schedule 5.1(f) shall own that number (and percentage) of shares of Common Stock set forth thereon next to such Investor’s name.
(g) Compliance Certificate. The President of the Company shall deliver to the Investors at the Closing a certificate certifying that the conditions specified in Sections 5.1(a) and (b) have been fulfilled.
5.2 Conditions Precedent to the Obligations of the Company at the Initial Closing. The obligation of the Company to sell the Securities at the Initial Closing is subject to the satisfaction or waiver by the Company, at or before the Initial Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Investors contained herein shall be true and correct in all material respects, except for such representations and warranties that are qualified as to materiality which shall be true and correct in all respects, as of the date when made and as of the Initial Closing Date as though made on and as of such date; and
(b) Performance. The Investors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investors at or prior to the Initial Closing.
5.3 Conditions Precedent to the Obligations of the Call Investors at the Second Closing. The obligation of each Call Investor to acquire Securities at the Second Closing is subject to the satisfaction, or waiver by such Call Investor, at or before the Second Closing, of each of the following conditions:
(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects, except for such representations and warranties that are qualified as to materiality which shall be true and correct in all respects, as of the Second Closing as though made on and as of such date;
(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Second Closing;
(c) Call Conditions. All of the Call Conditions shall have been satisfied, and the Company shall have provided the Call Notice to the Call Investors pursuant to Section 2.3(a) hereof;
(d) Compliance Certificate. The President of the Company shall deliver to the Investors at the Closing a certificate certifying that the conditions specified in Sections 5.3(a), (b) and (c) have been fulfilled.
5.4 Conditions Precedent to the Obligations of the Company at the Second Closing. The obligation of the Company to sell the Securities at the Second Closing is subject to the satisfaction or waiver by the Company, at or before the Initial Closing, of each of the following conditions:
(a) Representations and Warranties. The representations and warranties of the Call Investors contained herein shall be true and correct in all material respects, except for such representations and warranties that are qualified as to materiality which shall be true and correct in all respects, as the Second Closing Date as though made on and as of such date; and
(b) Performance. The Call Investors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Call Investors at or prior to the Second Closing.

ARTICLE VI
REGISTRATION RIGHTS
6.1 Registration Statement.
(a) As promptly as possible after the Initial Closing Date, and in any event on or prior to the Initial Filing Date, the Company shall prepare and file with the SEC a Registration Statement covering the resale of all of the Initial Closing Registrable Securities, for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be filed on Form S-1 and shall contain (except if otherwise directed by the Investors or requested by the SEC) the “Plan of Distribution” in substantially the form attached hereto as Exhibit D. The Company may convert the Registration Statement to one on Form S-3 at its option when and if it is eligible to do so.
As promptly as possible after the Second Closing Date, and in any event on or prior to the Second Filing Date, the Company shall prepare and file with the SEC a Registration Statement covering the resale of all of the Second Closing Registrable Securities, for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be filed on Form S-3 (unless the Company is not eligible at such time to register the Second Closing Registrable Securities on Form S-3, in which case it shall be on Form S-1) and shall contain (except if otherwise directed by the Call Investors or requested by the SEC) the “Plan of Distribution” in substantially the form attached hereto as Exhibit D.
(b) The Company shall use its commercially reasonable efforts to cause each Registration Statement to be declared effective by the SEC as promptly as possible after the filing thereof, but in any event prior to the applicable Required Effectiveness Date, and shall use its commercially reasonable efforts to keep each Registration Statement continuously effective under the Securities Act until the earlier of the date that all Securities covered by such Registration Statement have been sold or can be sold publicly under Rule 144 in a three month period (the “Effectiveness Period”); provided that, upon notification by the SEC that a Registration Statement will not be reviewed or is no longer subject to further review and comments, the Company shall request acceleration of such Registration Statement within five (5) Trading Days after receipt of such notice and request that it becomes effective on 4:00 p.m. New York City time on the Effective Date and file a prospectus supplement for any Registration Statement, whether or not required under Rule 424 (or otherwise), by 9:00 a.m. New York City time the day after the Effective Date.
(c) The Company shall notify the Investors in writing promptly (and in any event within five (5) Trading Days) after receiving notification from the SEC that a Registration Statement has been declared effective.
(d) Should an Event (as defined below) occur, then upon the occurrence of such Event, and on every monthly anniversary thereof until the applicable Event is cured, the Company shall pay to each Investor an amount in cash, as liquidated damages and not as a penalty, equal to one percent (1.0%) of (i) the number of Common Shares and Call Shares, as applicable, held by such Investor as of the date of such Event, multiplied by (ii) the purchase price paid by such Investor for such Common Shares and Call Shares, as applicable, then held;

provided, however, that the total amount of payments pursuant to this Section 6.1(d) shall not exceed, when aggregated with all such payments paid to all Investors, six percent (6%) of the aggregate purchase price set forth on Exhibit A hereto. The payments to which an Investor shall be entitled pursuant to this Section 6.1(d) are referred to herein as “Event Payments.” Any Event Payments payable pursuant to the terms hereof shall apply on a pro rated basis for any portion of a month prior to the cure of an Event.
For such purposes, each of the following shall constitute an “Event”:
(i) the Registration Statement is not filed on or prior to the Initial Filing Date or the Second Filing Date, as applicable, or is not declared effective on or prior to the applicable Required Effectiveness Date;
(ii) after the applicable Effective Date, an Investor is not permitted to sell Registrable Securities under the Registration Statement (or a subsequent Registration Statement filed in replacement thereof) due to the failure of the Company to maintain the effectiveness of such Registration Statement (other than black-out periods imposed by the Company to the extent provided for in Section 6.1(e) (the “Excluded Events”)) for ten (10) consecutive calendar days during the applicable Effectiveness Period or thirty (30) aggregate calendar days in any twelve (12) month period; or
(iii) except as a result of the Excluded Events, the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of ten (10) consecutive Trading Days during the applicable Effectiveness Period or thirty (30) aggregate Trading Days in any twelve (12) month period.
(e) Notwithstanding anything in this Agreement to the contrary, after 60 consecutive Trading Days of continuous effectiveness of the initial Registration Statement filed and declared effective pursuant to this Agreement, the Company may, by written notice to the Investors, suspend sales under a Registration Statement after the applicable Effective Date thereof and/or require that the Investors immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any subsequent Registration Statement if the Company is engaged in a material merger, acquisition or sale and the Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to maintain a Registration Statement at such time or (B) it is in the best interests of the Company to suspend sales under such registration at such time. Upon receipt of such notice, each Investor shall immediately discontinue any sales of Registrable Securities pursuant to such registration until such Investor is advised in writing by the Company that the current Prospectus or amended Prospectus, as applicable, may be used. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Company’s Board of Directors) the failure to require such suspension would be materially detrimental to the Company. The Company’s rights under this Section 6.1(e) may be exercised for a period of no more than 30 calendar days at a time and not more than two times in any twelve-month period, without such suspension being considered as part of an Event Payment determination. Immediately after the end of any suspension period under this Section 6.1(e), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the Investors to publicly resell their Registrable Securities pursuant to such effective Registration Statement.

(f) The Company shall not, (i) from the date hereof until the Effective Date of the Registration Statement filed after the Initial Closing Date and (ii) from the date of the Call Notice until the Effective Date of the Registration Statement filed after the Second Closing Date, prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than any registration statement or post-effective amendment to a registration statement (or supplement thereto) relating to the Company’s employee benefit plans registered on Form S-8 and other than a registration statement registering only the Existing Registrable Shares.
(g) If at any time the staff of the SEC (the “Staff”) takes the position that the offering of some or all of the applicable Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 or requires any Investor to be named as an “underwriter” (the “Staff Interpretation”), the Company shall use its reasonable Best Efforts to persuade the Staff that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Investors is an “underwriter”. In the event that, after the Company has used its reasonable Best Efforts to persuade the Staff that the Staff Interpretation should not apply to a Registration Statement, the Company cannot include all of the applicable Registrable Securities in a Registration Statement, then the Company shall include in such Registration Statement the maximum number of applicable Registrable Securities that can be included therein without causing the Registration Statement to be deemed to register a primary offering by the Company, with the number of applicable Registrable Securities included in the Registration Statement to be allocated among the Investors in proportion to the total applicable Registrable Securities held by each Investor on the date that the Registration Statement is filed. With respect to any applicable Registrable Securities that are not included in the Registration Statement (the “Excluded Securities”), the Company shall include the Excluded Securities in a subsequently filed second Registration Statement (the “Additional Registration Statement”) that is filed on the earliest possible date on which Excluded Securities can be included in the Additional Registration Statement without the Additional Registration Statement being deemed to register a primary offering of securities by the Company (the “Additional Filing Date”); provided that if the Company is advised by the SEC that the inclusion of all Excluded Securities in the Additional Registration Statement would cause the Additional Registration Statement to be deemed a registration of a primary offering by the Company, then such Additional Registration Statement shall include only the maximum number of Excluded Securities that could be included in such Registration Statement without it being deemed to be a registration for a primary offering by the Company. If all Excluded Securities cannot be registered on the Additional Registration Statement, then the Company will be obligated to file another Additional Registration Statement as soon as is permitted by the SEC to cover as many additional Excluded Securities as possible. The Company’s obligations under this Agreement with respect to the each Additional Registration Statement shall be the same as its obligations for the original Registration Statement, provided that the “Filing Date” for the each Additional Registration Statement shall be the applicable Additional Filing Date, and the “Effectiveness Date” for each Additional Registration Statement shall be delayed by the number of days that elapses between the Initial Filing Date or the Second Filing Date, as applicable, and the applicable Additional Filing Date. In the event that an Investor sells or otherwise transfers any of such Investor’s Registrable Securities, each transferee shall be allocated a pro rata portion of the then-remaining number of Registrable Securities included in any Registration Statement for such transferor. To the extent permitted under applicable SEC rules, procedures, or practices, any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors pro rata based on the number of Registrable Securities then held by such Holders which are covered by such Registration Statement. For purposes of this Section 6.1(g) only, the term “Registrable Securities” shall also include the Existing Registrable Shares sought to be included in the subject Registration Statement and the term “Investors” shall also include the Existing Registrable Shares Holders seeking inclusion of their Existing Registrable Shares in the subject Registration Statement.
6.2 Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:
(a) Not less than three Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, furnish via email to those Investors who have supplied the Company with email addresses copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review of such Investors. The Company shall reflect in each such document when so filed with the SEC such comments regarding the Investors and the plan of distribution as the Investors may reasonably and promptly propose no later than two Trading Days after the Investors have been so furnished with copies of such documents as aforesaid.
(b) (i) Subject to Section 6.1(e), prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Investors thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.
(c) Notify the Investors as promptly as reasonably possible, and if requested by the Investors, confirm such notice in writing no later than five Trading Days thereafter, of any of the following events: (i) the SEC notifies the Company whether there will be a “review” of any Registration Statement; (ii) any Registration Statement or any post-effective amendment is declared effective; (iii) the SEC issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (iv) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (v) the financial statements included in any Registration Statement become ineligible for inclusion therein or any Registration Statement or Prospectus or other document contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(d) Use its reasonable Best Efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.
(e) If requested by an Investor, provide such Investor and counsel to the lead investor, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.
(f) Promptly deliver to each Investor, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Investors in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.
(g) (i) In the time and manner required by each Trading Market, prepare and file with such Trading Market one or more additional shares listing applications covering all of the Registrable Securities; (ii) take all steps necessary to cause such Common Shares to be approved for listing on each Trading Market as soon as possible thereafter; (iii) provide to Investor counsel evidence of such approval; and (iv) except as a result of the Excluded Events, use its reasonable Best Efforts to maintain the listing of such Common Shares on each such Trading Market or another Eligible Market for so long as any Common Shares or Warrant Shares are owned by the Investors.
(h) Prior to any public offering of Registrable Securities, to register or qualify or cooperate with the selling Investors in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Investor requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(i) Cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Investors may reasonably request.
(j) Upon the occurrence of any event described in Section 6.2(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(k) Cooperate with any reasonable due diligence investigation undertaken by the Investors in connection with the sale of Registrable Securities, including, without limitation, by making available documents and information; provided that the Company will not deliver or make available to any Investor material, nonpublic information unless such Investor requests in advance in writing to receive material, nonpublic information and agrees to keep such information confidential.
(l) Comply with all rules and regulations of the SEC applicable to the registration of the Securities.
(m) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of any particular Investor or to make any Event Payments set forth in Section 6.1(c) to such Investor that such Investor furnish to the Company the information specified in Exhibits B-1, B-2 and B-3 hereto and such other information regarding itself, the Registrable Securities and other shares of Common Stock held by it and the intended method of disposition of the Registrable Securities held by it (if different from the Plan of Distribution set forth on Exhibit D hereto) as shall be reasonably required to effect the registration of such Registrable Securities and shall complete and execute such documents in connection with such registration as the Company may reasonably request.
(n) The Company shall comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investors are required to make available a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

(o) From and after the Second Closing, all references in this Article to the Investors shall also refer to the Call Investors.
6.3 Registration Expenses. The Company shall pay all fees and expenses incident to the performance of or compliance with Article VI of this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing fees to be paid by the Company to the Trading Market.
6.4 Indemnification
(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Investor, the officers, directors, partners, members, agents and employees of each of them, each Person who controls any such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (iii) any cause of action, suit or claim brought or made against such Indemnified Party (as defined in Section 6.4(c) below) by a third party (including for these purposes a derivative action brought on behalf of the Company), arising out of or resulting from execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (iv) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of Company prospectus or in any amendment or supplement thereto or in any Company preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Investor furnished in writing to the Company by such Investor for use therein, or to the extent that such information relates to such Investor or such Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Investor expressly for use in the subject Registration Statement, or (B) with respect to any prospectus, if the untrue statement or omission of material fact contained in such prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company to the Investor, and the Investor seeking indemnity hereunder was advised in writing not to use the incorrect prospectus prior to the use giving rise to Losses.

(b) Indemnification by Investors. Each Investor shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished by such Investor in writing to the Company specifically for inclusion in the subject Registration Statement or Prospectus or to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Investor furnished to the Company by such Investor in writing expressly for use therein, or to the extent that such information relates to such Investor or such Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Investor expressly for use in the subject Registration Statement (it being understood that the information provided by the Investor to the Company in Exhibits B-1, B-2 and B-3 and the Plan of Distribution set forth on Exhibit D, as the same may be modified by such Investor and other information provided by the Investor to the Company in or pursuant to the Transaction Documents constitutes information reviewed and expressly approved by such Investor in writing expressly for use in a Registration Statement), such Prospectus or such form of Prospectus or in any amendment or supplement thereto. In no event shall the liability of any selling Investor hereunder be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.
(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed within 45 days of receiving notification of a Proceeding from an Indemnified Party to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party). It being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.
All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 20 Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).
(d) Contribution. If a claim for indemnification under Section 6.4(a) or (b) is unavailable to an Indemnified Party (by reason of law), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.4(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.4(d), no Investor shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Investor from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.
6.5 Dispositions. Each Investor agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement(s) and shall sell its Registrable Securities in accordance with the Plan of Distribution set forth in the Prospectus(es). Each Investor further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 6.2(c)(iii), (iv) or (v), such Investor will discontinue disposition of such Registrable Securities under the Registration Statement(s) until such Investor is advised in writing by the Company that the use of the Prospectus(es), or amended Prospectus(es), as applicable, may be used. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.
6.6 No Piggyback on Registrations. Neither the Company nor any of its security holders (other than the Investors in such capacity pursuant hereto) may include securities of the Company in any Registration Statement other than the Registrable Securities and the Existing Registrable Shares.
6.7 Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Investor not then eligible to sell all of their Registrable Securities under Rule 144 in a three-month period, written notice of such determination and if, within ten days after receipt of such notice, any such Investor shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Investor requests to be registered. Notwithstanding the foregoing, in the event that, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder as the underwriter shall permit; provided, however, that (i) the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not contractually entitled to inclusion of such securities in such Registration Statement or are not contractually entitled to pro rata inclusion with the Registrable Securities and (ii) after giving effect to the immediately preceding proviso, any such exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities and the holders of the Existing Registrable Securities or other securities having the contractual right to inclusion of their securities in such Registration Statement by reason of demand registration rights, in proportion to the number of Registrable Securities or other securities, as applicable, sought to be included by each such Investor or other holder. If an offering in connection with which an Investor is entitled to registration under this Section 6.7 is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering and shall enter into an underwriting agreement in a form and substance reasonably satisfactory to the Company and the underwriter or underwriters. Upon the effectiveness the Registration Statement for which piggy-back registration has been provided in this Section 6.7, the accrual of any Event Payments with respect to the Securities of an Investor that are included in such Registration Statement shall cease.
ARTICLE VII
MISCELLANEOUS
7.1 Board of Directors. As of the Initial Closing Date, the number of members of the Board of Directors of the Company (the “Board”) shall be increased to ten (10). Additionally, (i) for so long as Montreux and its affiliated entities hold at least 25% of the Common Shares set forth opposite its name on the Schedule of Investors in Exhibit A, it shall be entitled to appoint one (1) representative to the Board, who shall initially be John Savarese, M.D. and (ii) for so long as Skyline and its affiliated entities hold at least 25% of the Common Shares set forth opposite its name on the Schedule of Investors in Exhibit A, it shall be entitled to appoint one (1) representative to the Board, who shall initially be John Freund, M.D. The Company agrees that the Board shall, effective as of the Initial Closing Date, appoint John Savarese, M.D. and John Freund, M.D. as members of the Board.
7.2 Termination. This Agreement may be terminated by the Company or any Investor, by written notice to the other parties, if the Closing has not been consummated by the third Business Day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

7.3 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall also pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of their applicable Securities.
7.4 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Investors such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.
7.5 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.
7.6 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Investors, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of the Investors under Article VI may be given by Investors holding at least a majority of the Registrable Securities to which such waiver or consent relates.
7.7 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (x) the name and address of such transferee or assignee and (y) the Registrable Securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investors” and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.
7.9 Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Company and each Investor and their respective successors and permitted assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than those persons mentioned in the preceding sentence or otherwise explicitly mentioned in this Agreement, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that each Indemnified Party is an intended third party beneficiary of Section 6.4 and (in each case) may enforce the provisions of such Section directly against the parties with obligations thereunder.
7.10 Governing Law; Venue; Waiver of Jury Trial. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND THE INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND THE INVESTORS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

7.11 Survival. The representations and warranties, agreements and covenants contained herein shall survive the Closing.
7.12 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.
7.13 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
7.14 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option owed to such Investor by the Company under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then, prior to the performance by the Company of the Company’s related obligation, such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
7.15 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.
7.16 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation (other than in connection with any action for temporary restraining order) the defense that a remedy at law would be adequate.

7.17 Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor hereunder or any Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
7.18 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.
7.19 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment hereunder. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.
[Signature Pages To Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MAKO SURGICAL CORP.
By:	/s/ Maurice R. Ferré
	Name:	Maurice R. Ferré
	Title:	President & CEO

	Address for Notice:	2555 Davie Road
Fort Lauderdale, FL 33117

Facsimile No.: (954) 707-5360
Telephone No.: (954) 927-2044
Attn: Menashe R. Frank,
Senior Vice President
& General Counsel

With a copy to:	Foley & Lardner LLP
Facsimile:	(414) 297-4900
Telephone:	(414) 297-5644
Attn:	Jay O. Rothman, Esq.
Company Signature Page — 1

Investor Signature Page
By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement dated as of October 28, 2008 (the “Purchase Agreement”) by and among MAKO Surgical Corp. and the Investors (as defined therein), as to the number of shares of Common Stock and Warrants (and Call Warrants if applicable) set forth below, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

Name of Investor:

MONTREUX EQUITY PARTNERS IV, L.P.

By:	/s/ John Savarese
	Name:	John Savarese, M.D.
	Title:	Managing Member

Address:	3000 Sand Hill Road

Building 1, Suite 260

Menlo Park, CA 94025-7073

Telephone No.:	650-234-1200

Facsimile No.:	650-234-1250

Email Address:	john@mepvc.com

Number of Shares:	1,623,876

Number of Warrants:	324,775

Initial Number of Call Warrants:	95,382

Aggregate Purchase Price:	$10,120,550.83

Company Signature Page — 1

Investor Signature Page
By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement dated as of October 28, 2008 (the “Purchase Agreement”) by and among MAKO Surgical Corp. and the Investors (as defined therein), as to the number of shares of Common Stock and Warrants (and Call Warrants if applicable) set forth below, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

Name of Investor:

MONTREUX IV ASSOCIATES, L.L.C.

By:	/s/ Daniel K. Turner
	Name:	Daniel K. Turner
	Title:	Managing Member

Address:	3000 Sand Hill Road

Building 1, Suite 260

Menlo Park, CA 94025-7073

Telephone No.:	650-234-1200

Facsimile No.:	650-234-1250

Email Address:	dan@mepvc.com

Number of Shares:	114,695

Number of Warrants:	22,939

Initial Number of Call Warrants:	6,737

Aggregate Purchase Price:	$714,818.48

Company Signature Page — 2

Investor Signature Page
By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement dated as of October 28, 2008 (the “Purchase Agreement”) by and among MAKO Surgical Corp. and the Investors (as defined therein), as to the number of shares of Common Stock and Warrants (and Call Warrants if applicable) set forth below, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

Name of Investor:

SKYLINE VENTURE PARTNERS V, L.P.

By:	/s/ John Freund
	Name:	John Freund
	Title:	Managing Director

Address:	525 University Drive

Suite 520

Palo Alto, CA 94301

Telephone No.:	650-475-0141

Facsimile No.:	650-329-1090

Email Address:	john@skylineventures.com

Number of Shares:	2,437,249

Number of Warrants:	487,450

Initial Number of Call Warrants:	143,157

Aggregate Purchase Price:	$15,189,769.66

Company Signature Page — 3

Investor Signature Page
By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement dated as of October 28, 2008 (the “Purchase Agreement”) by and among MAKO Surgical Corp. and the Investors (as defined therein), as to the number of shares of Common Stock and Warrants (and Call Warrants if applicable) set forth below, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

Name of Investor:

ALTA PARTNERS VIII, LP

By:	/s/ Daniel Janney
	Name:	Daniel Janney
	Title:	Managing Director

Address:	1 Embarcadero Center
37th Floor

San Francisco, CA 94111

Telephone No.:	415-362-4022

Facsimile No.:	415-362-6178

Email Address:	finance@altapartners.com

Number of Shares:	1,316,115

Number of Warrants:	263,223

Initial Number of Call Warrants:	77,305

Aggregate Purchase Price:	$8,202,478.98

Company Signature Page — 4

Investor Signature Page
By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement dated as of October 28, 2008 (the “Purchase Agreement”) by and among MAKO Surgical Corp. and the Investors (as defined therein), as to the number of shares of Common Stock and Warrants (and Call Warrants if applicable) set forth below, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

Name of Investor:

MK INVESTMENT COMPANY

By:	/s/ Diego Muñoz
	Name:	Diego Muñoz
	Title:	Director

Address:	Zonamerica

Ruta 8, KM 17.5

Montevideo, Uruguay 91600

Telephone No.:	(54-11) 4815-2001

Facsimile No.:

Email Address:

Number of Shares:	80,645

Number of Warrants:	16,129

Initial Number of Call Warrants:

Aggregate Purchase Price:	$502,015.13

Company Signature Page — 5

Investor Signature Page
By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement dated as of October 28, 2008 (the “Purchase Agreement”) by and among MAKO Surgical Corp. and the Investors (as defined therein), as to the number of shares of Common Stock and Warrants (and Call Warrants if applicable) set forth below, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

Name of Investor:
ZEIGLER MEDITECH EQUITY PARTNERS

By:	Ziegler Meditech Partners, LLC, its
General Partner

By:	/s/ Donald I. Grande
	Name:	Donald I. Grande
	Title:	Chief Administrative Officer of the GP

Address:	250 E. Wisconsin Avenue

Suite 1900

Milwaukee, WI 53202

Telephone No.:	(414) 978-6504

Facsimile No.:	(414) 978-6549

Email Address:	dgrande@ziegler.com

Number of Shares:	322,581

Number of Warrants:	64,516

Initial Number of Call Warrants:
Aggregate Purchase Price:	$2,008,066.73

Company Signature Page — 6

Investor Signature Page
By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement dated as of October 28, 2008 (the “Purchase Agreement”) by and among MAKO Surgical Corp. and the Investors (as defined therein), as to the number of shares of Common Stock and Warrants (and Call Warrants if applicable) set forth below, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

Name of Investor:

LUMIRA CAPITAL I LIMITED PARTNERSHIP, by its
General Partner, Lumira Capital I (GP) Inc.

By:	/s/ G. Bedell S. Cummings
	Name:	Graysanne Bedell
	Title:	Stephen Cummings Vice-President & Secretary Chief Financial Officer

Address:	20 Bay Street, 11th Floor

Toronto, Ontario M5J 2N8

Telephone No.:	(416) 213-4223

Facsimile No.:	(416) 213-4232

Email Address:

Number of Shares:	119,270

Number of Warrants:	23,854

Initial Number of Call Warrants:

Aggregate Purchase Price:	$742,455.75

Company Signature Page — 7

Investor Signature Page
By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement dated as of October 28, 2008 (the “Purchase Agreement”) by and among MAKO Surgical Corp. and the Investors (as defined therein), as to the number of shares of Common Stock and Warrants (and Call Warrants if applicable) set forth below, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

Name of Investor:

LUMIRA CAPITAL I QUEBEC LIMITED PARTNERSHIP,
by its General Partner, Lumira Capital I (QGP) Inc.

By:	/s/ G. Bedell S. Cummings
	Name:	Graysanne Bedell
	Title:	Stephen Cummings Vice-President & Secretary Chief Financial Officer

Address:	1550 Metcalfe Street

Suite 502

Montreal, Quebec H3A 1X6

Telephone No.:	(416) 213-4223

Facsimile No.:	(416) 213-4232

Email Address:

Number of Shares:	42,020

Number of Warrants:	8,404

Initial Number of Call Warrants:

Aggregate Purchase Price:	$261,574.50

Company Signature Page — 8

Investor Signature Page
By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement dated as of October 28, 2008 (the “Purchase Agreement”) by and among MAKO Surgical Corp. and the Investors (as defined therein), as to the number of shares of Common Stock and Warrants (and Call Warrants if applicable) set forth below, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

Name of Investor:

APERTURE CAPITAL III, L.P.

By:	/s/ Eric Sillman
	Name:	Eric Sillman
	Title:	Member of its GP

Address:	645 Madison Avenue

20th Floor

New York, NY 10022

Telephone No.:	(212) 758-7325

Facsimile No.:	(212) 319-8779

Email Address:	eric@aperturevp.com

Number of Shares:	322,581

Number of Warrants:	64,516

Initial Number of Call Warrants:

Aggregate Purchase Price:	$2,008,066.73

Company Signature Page — 9

Investor Signature Page
By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement dated as of October 28, 2008 (the “Purchase Agreement”) by and among MAKO Surgical Corp. and the Investors (as defined therein), as to the number of shares of Common Stock and Warrants (and Call Warrants if applicable) set forth below, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

Name of Investor:

FREDERIC H. MOLL, M.D.

/s/ Frederic H. Moll

Address:	c/o Hansen Medical, Inc.

800 E. Middlefield Road

Mountainview, CA 94043

Telephone No.:	(650) 404-5800

Facsimile No.:	(650) 404-2763

Email Address:	fmoll@hansenmedical.com

Number of Shares:	40,323

Number of Warrants:	8,065

Initial Number of Call Warrants:

Aggregate Purchase Price:	$251,010.68

Company Signature Page — 10

Investor Signature Page
By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement dated as of October 28, 2008 (the “Purchase Agreement”) by and among MAKO Surgical Corp. and the Investors (as defined therein), as to the number of shares of Common Stock and Warrants (and Call Warrants if applicable) set forth below, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

Name of Investor:

CHRISTOPHER C. DEWEY

/s/ Christopher C. Dewey

Address:	Box 23

173 Lamington Rd.

Oldwick, NJ 08858

Telephone No.:	(212) 417-8203

Facsimile No.:

Email Address:

Number of Shares:	32,258

Number of Warrants:	6,452

Initial Number of Call Warrants:

Aggregate Purchase Price:	$200,806.05

Company Signature Page — 11

Exhibits:

A	Schedule of Investors

B	Instruction Sheet for Investors

B-1	Stock Certificate Questionnaire

B-2	Registration Statement Questionnaire

B-3	Entity Certificate

C	Opinion of Company Corporate Counsel

C-1	Opinion of Company Counsel for Second Closing

D	Plan of Distribution

E	Company Transfer Agent Instructions

F	Form of Warrant

F-1	Form of Second Closing Warrant

F-2	Form of Call Warrant

F-3	Form of Call Exercise Warrant
Exhibits — 1

Exhibit A
Schedule of Investors

				Total
		First		Warrants to be		Purchase Price	Purchase
	Common	Closing	Call	Issued at First	Purchase Price	First Closing	Price Call	Total Purchase
Investor	Shares	Warrants	Warrants	Closing	Shares	Warrants	Warrants	Price
Alta Partners VIII,	1,316,115	263,223	77,305	340,528	$8,159,913.00	$32,902.88	$9,663.11	$8,202,478.98
LP Aperture Capital	322,581	64,516	—	64,516	$2,000,002.20	$8,064.53	$—	$2,008,066.73
III, L.P. Christopher C. Dewey	32,258	6,452	—	6,452	$199,999.60	$806.45	$—	$200,806.05
Frederic H. Moll	40,323	8,065	—	8,065	$250,002.60	$1,008.08	$—	$251,010.68
Lumira Capital I	119,270	23,854	—	23,854	$739,474.00	$2,981.75	$—	$742,455.75
Limited Partnership Lumira Capital I	42,020	8,404	—	8,404	$260,524.00	$1,050.50	$—	$261,574.50
Quebec Limited Partnership MK Investment	80,645	16,129	—	16,129	$499,999.00	$2,016.13	$—	$502,015.13
Company Montreux Equity	1,623,876	324,775	95,382	420,157	$10,068,031.20	$40,596.90	$11,922.73	$10,120,550.83
Partners IV, L.P. Montreux IV	114,695	22,939	6,737	29,676	$711,109.00	$2,867.38	$842.11	$714,818.48
Associates, L.L.C. Skyline Venture	2,437,249	487,450	143,157	630,607	$15,110,943.80	$60,931.23	$17,894.63	$15,189,769.66
Partners V, L.P. Ziegler Meditech	322,581	64,516	—	64,516	$2,000,002.20	$8,064.53	$—	$2,008,066.73

Equity Partners
	6,451,613	1,290,323	322,581	1,612,904	$40,000,000.60	$161,290.33	$40,322.58	$40,201,613.50

	Call Pro	Anticipated Call
Investor	Rata	Purchase Price
Alta Partners VIII, LP	23.96%	$4,792,899.41
Montreux Equity Partners IV, L.P.	29.57%	$5,913,675.18
Montreux IV Associates, L.L.C.	2.09%	$417,685.76
Skyline Venture Partners V, L.P.	44.38%	$8,875,739.65

		$20,000,000.00

Exhibit A — 1

Exhibit B
Instruction Sheet For Investor
(to be read in conjunction with the entire Securities Purchase Agreement)
A.	Complete the following items in the Securities Purchase Agreement:
1.	Complete and execute the Investor Signature Page. The Agreement must be executed by an individual authorized to bind the Investor.

2.	Exhibit B-1 — Stock Certificate Questionnaire:
Provide the information requested by the Stock Certificate Questionnaire;
3.	Exhibit B-2 — Registration Statement Questionnaire:
Provide the information requested by the Registration Statement Questionnaire.
4.	Exhibit B-3 /B-4 — Investor Certificate:
Provide the information requested by the Certificate for Individual Investors (B-3) or the Certificate for Corporate, Partnership, Trust, Foundation and Joint Investors (B-4), as applicable.
5.	Return, via facsimile, the signed Securities Purchase Agreement including the properly completed Exhibits B-1 through B-4, to:
Facsimile:
Telephone:
Attn:
6.	After completing instruction number five (5) above, deliver the original signed Securities Purchase Agreement including the properly completed Exhibits B-1 through B-4 to:
Facsimile:
Telephone:
Attn:
B.	Instructions regarding the wire transfer of funds for the purchase of the Common Shares will be telecopied to the Investor by the Company at a later date.

C.
Upon the resale of any Common Shares or Call Shares by the Investor after the Registration Statement covering any Common Shares or Call Shares is effective, as described in the Securities Purchase Agreement, the Investor must send a letter in the form of Exhibit D to the Company and the Company’s transfer agent so that the Common Shares or Call Shares may be properly transferred.

Exhibit B — 1

Exhibit B-1
MAKO Surgical Corp.
Stock Certificate Questionnaire

Please provide us with the following information:
1.	The exact name that the Securities are to be registered in (this is the name that will appear on the stock certificate(s)). You may use a nominee name if appropriate:

2.	The relationship between the Investor of the Securities and the Registered Holder listed in response to item 1 above:

3.	The mailing address, telephone and telecopy number and email address of the Registered Holder listed in response to item 1 above:

4.	The Tax Identification Number of the Registered Holder listed in response to item 1 above:

Exhibit B-1 — 1

Exhibit B-2
MAKO Surgical Corp.
Registration Statement Questionnaire
In connection with the Registration Statement, please provide us with the following information regarding the Investor.
1. Please state your organization’s name exactly as it should appear in the Registration Statement:

Except as set forth below, your organization does not hold any equity securities of the Company on behalf of another person or entity.
State any exceptions here:

2. Address of your organization:

Telephone:
Fax:
Contact Person:
3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates? (Include any relationships involving you or your affiliates, officers, directors, or principal equity holders (5% or more) that has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.)
 _____  Yes                      _____  No
If yes, please indicate the nature of any such relationship below:
4. Are you the beneficial owner of any other securities of the Company? (Include any equity or equity-linked securities that you beneficially own or have a right to acquire within 60 days after the date hereof, and as to which you have sole voting power, shared voting power, sole investment power or shared investment power.)
Exhibit B-2 — 1

 _____  Yes                      _____  No
If yes, please describe the nature and amount of such ownership as of a recent date.
5. Except as set forth below, you wish that all the shares of the Company’s common stock beneficially owned by you or that you have the right to acquire from the Company be offered for your account in the Registration Statement.
State any exceptions here:
6. Have you made or are you aware of any arrangements relating to the distribution of the shares of the Company pursuant to the Registration Statement?
 _____  Yes                      _____  No
If yes, please describe the nature and amount of such arrangements.
FINRA Matters
(a) State below whether (i) you or any associate or affiliate of yours are a member of FINRA, a controlling shareholder of a FINRA member, a person associated with a member, a direct or indirect affiliate of a member, or an underwriter or related person with respect to the proposed offering; (ii) you or any associate or affiliate of yours owns any stock or other securities of any FINRA member not purchased in the open market; or (iii) you or any associate or affiliate of yours has made any outstanding subordinated loans to any FINRA member. If you are a general or limited partnership, a no answer asserts that no such relationship exists for you as well as for each of your general or limited partners.
Yes:           No:
__________          __________
If “yes,” please identify the FINRA member and describe your relationship, including, in the case of a general or limited partner, the name of the partner:
Exhibit B-2 — 2

If you answer “no” to Question 7(a), you need not respond to Question 7(b).
State below whether you or any associate or affiliate of yours has been an underwriter, or a controlling person or member of any investment banking or brokerage firm which has been or might be an underwriter for securities of the Company or any affiliate thereof including, but not limited to, the common stock now being registered.
Yes:            No:
__________            __________
If “yes,” please identify the FINRA member and describe your relationship, including, in the case of a general or limited partner, the name of the partner.
Exhibit B-2 — 3

Acknowledgement
The undersigned hereby agrees to notify the Company promptly of any changes in the foregoing information which should be made as a result of any developments, including the passage of time. The undersigned also agrees to provide the Company and the Company’s counsel any and all such further information regarding the undersigned promptly upon request in connection with the preparation, filing, amending, and supplementing of the Registration Statement (or any prospectus contained therein). The undersigned hereby consents to the use of all such information in the Registration Statement.
The undersigned understands and acknowledges that the Company will rely on the information set forth herein for purposes of the preparation and filing of the Registration Statement.
The undersigned understands that the undersigned may be subject to serious civil and criminal liabilities if the Registration Statement, when it becomes effective, either contains an untrue statement of a material fact or omits to state a material fact required to be stated in the Registration Statement or necessary to make the statements in the Registration Statement not misleading. The undersigned represents and warrants that all information it provides to the Company and its counsel is currently accurate and complete and will be accurate and complete at the time the Registration Statement becomes effective and at all times subsequent thereto, and agrees during the Effectiveness Period and any additional period in which the undersigned is making sales of Shares under and pursuant to the Registration Statement, and agrees during such periods to notify the Company immediately of any misstatement of a material fact in the Registration Statement, and of the omission of any material fact necessary to make the statements contained therein not misleading.
Dated:

Name

Signature

Name and Title of Signatory
Exhibit B-2 — 4

Exhibit B-3
MAKO Surgical Corp.
Certificate For Corporate, Partnership, Limited Liability Company,
Trust, Foundation And Joint Investors
If the investor is a corporation, partnership, limited liability company, trust, pension plan, foundation, joint investor (other than a married couple) or other entity, an authorized officer, partner, or trustee must complete, date and sign this Certificate. If the investor in an individual, the individual must complete the Certificate beginning on page 4 of this Exhibit B-3.
Certificate
The undersigned certifies that the representations and responses below are true and accurate:
(a) The investor has been duly formed and is validly existing and has full power and authority to invest in the Company. The person signing on behalf of the undersigned has the authority to execute and deliver the Securities Purchase Agreement on behalf of the Investor and to take other actions with respect thereto.
(b) Indicate the form of entity of the undersigned:
 _____  Limited Partnership
 _____  General Partnership
 _____  Limited Liability Company
 _____  Corporation
 _____  Revocable Trust (identify each grantor and indicate under what circumstances the trust is revocable by the grantor):

(Continue on a separate piece of paper, if necessary.)
 _____  Other type of Trust (indicate type of trust and, for trusts other than pension trusts, name the grantors and beneficiaries):

(Continue on a separate piece of paper, if necessary.)
 _____  Other form of organization (indicate form of organization (                                                                                ).
(c) Indicate the approximate date the undersigned entity was formed:                     .
Exhibit B-3 — 1

(d) In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an investor in the Company.

 _____  1. A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

_____ 2. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

_____ 3. An insurance company as defined in Section 2(13) of the Securities Act;

_____ 4. An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

_____ 5. A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

 _____  6. A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

 _____  7. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_____ 8. A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

 _____  9. Any partnership or corporation or any organization described in Section 501(c)(3) of the Internal Revenue Code or similar business trust, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

 _____  10. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Exchange Act;

Exhibit B-3 — 2

 _____  11. An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies:

(Continue on a separate piece of paper, if necessary.)
(e)	As of the date hereof, please set forth below the dollar amount of securities in the aggregate in your portfolio or under management, including investments held by wholly owned subsidiaries.

$
(f) Please set forth in the space provided below the (i) states, if any, in the U.S. in which you maintained your principal office during the past two years and the dates during which you maintained your office in each state, (ii) state(s), if any, in which you are incorporated or otherwise organized and (iii) state(s), if any, in which you pay income taxes.

Dated:                                        , 2008

Print Name of Investor

Name:
Title:
(Signature and title of authorized officer, partner or trustee)
Exhibit B-3 — 3

Certificate
(a) General Information
Name of Purchaser:
Name of Joint Purchaser (if any):
Age of Purchaser:                            Age of Joint Purchaser (if any):

Home Address:

Home Telephone No.:

Occupation:

Employer:

Business Address:

Send mail to:Home:  _____  Office:  _____
Social Security No. of Purchaser:
Social Security No. of Joint Purchaser (if any):
Amount Invested: $
(b). Accredited investor status and minimum suitability standards. Please answer the following questions as applicable:
1.	Did your individual annual income during each of the two most recent years exceed $200,000 and do you expect your annual income during the current year to exceed $200,000?
Yes ______ No ______
Exhibit B-3 — 4

2.
If you are married, did your joint annual income with your spouse during each of the two most recent years exceed $300,000 and do you expect your joint annual income with your spouse during the current year to exceed $300,000?

Yes ______ No ______
3.	Does your individual or joint (together with your spouse) net worth (including your home, home furnishings and automobile) exceed $1,000,000?
Yes ______ No ______
4.
Is your individual (or joint with your spouse if you are purchasing Interests jointly) net worth (excluding your home, home furnishings and automobile) at least ten times the total purchase price of the Interests you are purchasing?

Yes ______ No ______
Exhibit B-3 — 5

Securities Delivery Instructions
Please instruct us as to where you would like the Securities delivered to at Initial Closing:

Name:

Company:

Address:

Telephone:

Other Special Instructions:

Exhibit B-3 — 6

Exhibit C
Opinion Of Company Corporate Counsel
Foley & Lardner LLP shall deliver an opinion covering the following matters. The opinion shall be subject to and include customary assumptions, limitations and qualifications.
1. The Company is a corporation, validly existing and in good corporate standing under the laws of the State of Delaware and has all requisite corporate power to operate its business as described in the SEC Reports and to execute and deliver the Transaction Documents and to perform its obligations thereunder.
2. The authorized capital stock of the Company consists of 135,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) and 27,000,000 shares of preferred stock, par value $0.001 per share.
3. The Common Shares have been duly authorized and, when issued and delivered against payment therefor in accordance with the provisions of the Agreement, will be validly issued, fully paid and non-assessable. The Warrant Shares issuable upon exercise of the Warrants and the Call Warrants have been duly authorized for issuance and reserved by the Company and, when issued and delivered against payment therefor in compliance with the Transaction Documents as in effect on the date hereof, will be validly issued, fully paid and non-assessable. The issuance of the Common Shares and the issuance of the Warrant Shares issuable upon exercise of the Warrants and the Call Warrants are not subject to preemptive rights pursuant to the General Corporation Law of the State of Delaware or the Company’s Certificate of Incorporation or Bylaws, as currently in effect.
4. The execution and delivery by the Company of the Transaction Documents, and the consummation by the Company of the transactions contemplated thereby, have been duly authorized by all necessary corporate and stockholder action on the part of the Company, subject to the requirement that the Company obtain stockholder approval of the issuance of the Call Shares, the Incremental Warrant Shares and the Second Closing Warrants (and the Warrant Shares issuable upon exercise thereof) prior to the Second Closing in order to comply with the requirements of the NASDAQ Stock Market. The Transaction Documents have been duly executed and delivered by the Company.
5. Each of the Transaction Documents constitutes the valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.
6. The execution and delivery by the Company of the Agreement and the Warrants and the Call Warrants, and the consummation by the Company of the transactions contemplated thereby, do not (a) violate the provisions of any federal law of the United States of America or the General Corporation Law of the State of Delaware applicable to the Company; (b) violate the provisions of the Company’s Certificate of Incorporation or By-laws; (c) violate any existing obligation of the Company under any judgment, decree, order or award of any court, governmental body or arbitrator specifically naming the Company and of which we are aware,
Exhibit C — 1

without any inquiry; or (d) with or without notice and/or the passage of time, conflict with or result in the material breach or termination of any material term or provision of, or constitute a material default under, or cause any acceleration of any material obligation under, or cause the creation of any material lien, charge or encumbrance upon the material properties or assets of the Company pursuant to any contract or instrument in the form included as an exhibit to any of the Company’s SEC Reports (the “Material Agreements”); except that we express no opinion as to state or foreign securities or blue sky laws or as to compliance with the antifraud provisions of federal, state or foreign securities laws.
7. Assuming (a) the accuracy of the representations made by each Investor in the Agreement; (b) that neither the Company, nor any person acting on behalf of the Company has offered or sold the Securities by any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D promulgated (the “Regulation D”) under the Securities Act; (c) that no offerings or sales of securities of the Company after the date hereof in a transaction can be “integrated” with any sales of the Securities; (d) that each person or entity that purchased securities of the Company directly from the Company or its agents and without registration between the date six months prior to the closing of the offering and the date of the Agreement was, as of the date of such purchase, an “accredited investor” as defined in Rule 501 of Regulation D; (e) the due performance by the Company of the covenants and agreements set forth in the Agreement; and (f) the compliance by the Investors with the offering and transfer procedures and restrictions set forth in the Agreement, the offer, sale and delivery of the Common Shares, Warrants and Call Warrants to the Investors at the Initial Closing under the circumstances contemplated by the Agreement do not require registration under Section 5 of the Securities Act, it being understood that we express no opinion as to any subsequent reoffer or resale of any of the Securities.
8. The Company is not, and immediately after the issuance and sale of the Common Shares, Warrants and Call Warrants will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
9. Except as set forth in the Agreement and except as have been obtained or made, no authorizations or consents of, or filings with, any federal, Delaware, governmental or governmental regulatory authority or entity or any Person under any Material Agreement are required to permit the Company to execute the Transaction Documents or the Warrants and Call Warrants, or to issue and sell the Common Shares and Warrants and Call Warrants (or are required under applicable state securities or “blue sky” laws), except that we express no opinion as to filings which may be required under foreign securities laws.
10. Assuming that at the time of such exercise the holders of the Warrants and Call Warrants are “accredited investors” as defined in Regulation D, the issuance of the Warrant Shares issuable upon exercise of the Warrants and the Call Warrants to the Investors pursuant to a Cashless Exercise (as defined therein) in accordance with the terms of the Warrants and the Call Warrants, assuming no commission or other remuneration is paid or given directly or indirectly for soliciting such Cashless Exercise, does not require registration under the Securities Act.
Exhibit C — 2

11. To our knowledge there is no action, suit or proceeding pending against the Company before or by any Florida or federal or, with respect to the Delaware General Corporation Law, Delaware court or arbitrator or any Florida or federal or, with respect to the Delaware General Corporation Law, Delaware governmental body, agency or official, which questions the validity or enforceability of any of the Transaction Documents.
Exhibit C — 3

Exhibit C-1
Opinion Of Company Corporate Counsel For The Second Closing
Foley & Lardner LLP shall deliver an opinion covering the following matters. The opinion shall be subject to and include customary assumptions, limitations and qualifications.
1. The Company is a corporation, validly existing and in good corporate standing under the laws of the State of Delaware and has all requisite corporate power to operate its business as described in the SEC Reports and to execute and deliver the Transaction Documents and to perform its obligations thereunder.
2. The authorized capital stock of the Company consists of 135,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) and 27,000,000 shares of preferred stock, par value $0.001 per share.
3. The Call Shares have been duly authorized and, when issued and delivered against payment therefor in accordance with the provisions of the Agreement, will be validly issued, fully paid and non-assessable. The Warrant Shares issuable upon exercise of the Second Closing Warrants, the Call Exercise Warrants and the Call Warrants have been duly authorized for issuance and reserved by the Company and, when issued and delivered against payment therefor in compliance with the Transaction Documents as in effect on the date hereof, will be validly issued, fully paid and non-assessable. The issuance of the Call Shares and the issuance of the Warrant Shares issuable upon exercise of the Call Exercise Warrants, Second Closing Warrants and the Call Warrants are not subject to preemptive rights pursuant to the General Corporation Law of the State of Delaware or the Company’s Certificate of Incorporation or Bylaws, as currently in effect.
4. The execution and delivery by the Company of the Transaction Documents, and the consummation by the Company of the transactions contemplated thereby, have been duly authorized by all necessary corporate and stockholder action on the part of the Company.
5. Each of the Transaction Documents constitutes the valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.
6. The execution and delivery by the Company of the Agreement, the Call Exercise Warrants and the Second Closing Warrants, and the consummation by the Company of the transactions contemplated thereby, do not (a) violate the provisions of any federal law of the United States of America or the General Corporation Law of the State of Delaware applicable to the Company; (b) violate the provisions of the Company’s Certificate of Incorporation or By-laws; (c) violate any existing obligation of the Company under any judgment, decree, order or award of any court, governmental body or arbitrator specifically naming the Company and of which we are aware, without any inquiry; or (d) with or without notice and/or the passage of time, conflict with or result in the material breach or termination of any material term or provision of, or constitute a material default under, or cause any acceleration of any material
Exhibit C-1 — 1

obligation under, or cause the creation of any material lien, charge or encumbrance upon the material properties or assets of the Company pursuant to any contract or instrument in the form included as an exhibit to any of the Company’s SEC Reports (the “Material Agreements”); except that we express no opinion as to state or foreign securities or blue sky laws or as to compliance with the antifraud provisions of federal, state or foreign securities laws.
7. Assuming (a) the accuracy of the representations made by each Investor in the Agreement; (b) that neither the Company, nor any person acting on behalf of the Company has offered or sold the Securities by any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D promulgated (the “Regulation D”) under the Securities Act; (c) that no offerings or sales of securities of the Company after the date hereof in a transaction can be “integrated” with any sales of the Securities; (d) that each person or entity that purchased securities of the Company directly from the Company or its agents and without registration between the date six months prior to the Closing of the offering and the date of the Agreement was, as of the date of such purchase, an “accredited investor” as defined in Rule 501 of Regulation D; (e) the due performance by the Company of the covenants and agreements set forth in the Agreement; and (f) the compliance by the Investors with the offering and transfer procedures and restrictions set forth in the Agreement, the offer, sale and delivery of the Securities to the Investors at the Second Closing under the circumstances contemplated by the Agreement do not require registration under Section 5 of the Securities Act, it being understood that we express no opinion as to any subsequent reoffer or resale of any of the Securities.
8. The Company is not, and immediately after the issuance and sale of the Call Shares, the Call Exercise Warrants and Second Closing Warrants will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
9. Except as set forth in the Agreement and except as have been obtained or made, no authorizations or consents of, or filings with, any federal, Delaware, governmental or governmental regulatory authority or entity or any Person under any Material Agreement are required to permit the Company to execute the Transaction Documents, the Call Exercise Warrants or the Second Closing Warrants or to issue and sell the Call Shares, the Call Exercise Warrants and Second Closing Warrants (or are required under applicable state securities or “blue sky” laws), except that we express no opinion as to filings which may be required under foreign securities laws.
10. Assuming that at the time of such exercise the holders of the Call Exercise Warrants, the Second Closing Warrants and the Call Warrants are “accredited investors” as defined in Regulation D, the issuance of the Warrant Shares issuable upon exercise of the Call Exercise Warrants, the Second Closing Warrants and the Call Warrants to the Investors pursuant to a Cashless Exercise (as defined therein) in accordance with the terms of the Call Exercise Warrants, the Second Closing Warrants and the Call Warrants, assuming no commission or other remuneration is paid or given directly or indirectly for soliciting such Cashless Exercise, does not require registration under the Securities Act.
10. To our knowledge, there is no action, suit or proceeding pending against the Company before or by any Florida or federal or, with respect to the Delaware General Corporation Law, Delaware court or arbitrator or any Florida or federal or, with respect to the Delaware General Corporation Law, Delaware governmental body, agency or official, which questions the validity or enforceability of any of the Transaction Documents.
Exhibit C-1 — 3

Exhibit D
Plan Of Distribution
The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.
Exhibit D — 1

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.
The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.
Exhibit D — 2

Exhibit E
Company Transfer Agent Instructions
BNY Mellon Shareowner Services
Attention:
Ladies and Gentlemen:
Reference is made to that certain Securities Purchase Agreement, dated as of October [  _____  ], 2008 (the “Agreement"), by and among MAKO Surgical Corp., a Delaware corporation (the “Company”), and the investors named on the Schedule of Investors attached thereto (collectively, the “Holders"), pursuant to which the Company is issuing to the Holders shares (the “Common Shares”) of Common Stock of the Company, par value $.001 per share (the “Common Stock”), Warrants (the “Warrants”), which are exercisable according to their terms into shares of Common Stock and pursuant to which the Company has been granted a right (the “Call Right”) to require certain of the Holders to purchase at a second subsequent closing additional shares of Common Stock (the “Call Shares”) and warrants to purchase additional shares of Common Stock (the “Second Closing Warrants”). In consideration of the grant of the Call Right, the Company also issued to certain Holders additional warrants to purchase shares of Common Stock (the “Call Warrants”) and will issue, if required pursuant to the Agreement, additional warrants (the “Call Exercise Warrants”) on the Second Closing Date (as defined in the Agreement).
This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time):
(i) to issue shares of Common Stock upon transfer or resale of the Common Shares and Call Shares; and
(ii) to issue shares of Common Stock upon the exercise of the Warrants, the Call Warrants, the Call Exercise Warrants and the Second Closing Warrants (the “Warrant Shares”) to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Exercise Notice, in the form attached hereto as Exhibit I, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon.
You acknowledge and agree that so long as you have previously received (a) written confirmation from the Company’s legal counsel that either (i) a registration statement covering resales of the Common Shares, Call Shares and the Warrant Shares has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the "Securities Act”) and that resales of the Common Shares, Call Shares and the Warrant Shares may be made thereunder, or (ii) sales of the Common Shares, Call Shares and the Warrant Shares may be made in conformity with Rule 144 under the Securities Act
Exhibit E — 1

(“Rule 144”), (b) if applicable, a copy of such registration statement, and (c) notice from legal counsel to the Company or any Holder that a transfer of Common Shares, Call Shares and/or Warrant Shares has been effected either pursuant to the registration statement (and a prospectus delivered to the transferee) or pursuant to Rule 144, then, unless otherwise required by law, within three (3) business days of your receipt of the notice referred to in (c), you shall issue the certificates representing the Common Shares, Call Shares and the Warrant Shares so sold to the transferees registered in the names of such transferees, and such certificates shall not bear any legend restricting transfer of the Common Shares, Call Shares and the Warrant Shares thereby and should not be subject to any stop-transfer restriction.
A form of written confirmation (to be used in connection with any sale) from the Company’s outside legal counsel that a registration statement covering resales of the Common Shares, Call Shares and the Warrant Shares has been declared effective by the SEC under the Securities Act is attached hereto as Exhibit II.
Please be advised that the Holders are relying upon this letter as an inducement to enter into the Agreement and, accordingly, each Holder is a third party beneficiary to these instructions.
Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at 954-927-2044.

Very truly yours, MAKO SURGICAL CORP.
By:
Name:
Title:

THE FOREGOING INSTRUCTIONS ARE
ACKNOWLEDGED AND AGREED TO
this      day of  _____  , 2008

BNY MELLON SHAREOWNER SERVICES

By:

Name:
Title:

Enclosures
Exhibit E — 2

Exhibit F
Form Of Warrant
Exhibit F — 1

Exhibit F-1
Form Of Second Closing Warrant
Exhibit F-1 — 1

Exhibit F-2
Form Of Call Warrant
Exhibit F-2 — 1

Exhibit F-3
Form Of Call Exercise Warrant
Exhibit F-3 — 1

Table of Contents

Page (s)

SECURITIES PURCHASE AGREEMENT	1
BACKGROUND	1
ARTICLE I DEFINITIONS	2
1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:	2
ARTICLE II PURCHASE AND SALE	8
2.1 Initial Closing	8
2.2 Second Closing	8
2.3 Call Right	8
2.4 Initial Closing Deliveries	9
2.5 Second Closing Deliveries	10
ARTICLE III REPRESENTATIONS AND WARRANTIES	11
3.1 Representations and Warranties of the Company	11
3.2 Representations, Warranties and Covenants of the Investors	21
ARTICLE IV OTHER AGREEMENTS OF THE PARTIES	26
4.1 Transfer Restrictions	26
4.2 Furnishing of Information	28
4.3 Integration	28
4.4 Reservation of Securities	28
4.5 Securities Laws Disclosure; Publicity	28
4.6 Use of Proceeds	28
4.7 Stockholders Meeting	29
4.8 Lock-Up	30
ARTICLE V CONDITIONS	31
5.1 Conditions Precedent to the Obligations of the Investors at the Initial Closing	31
5.2 Conditions Precedent to the Obligations of the Company at the Initial Closing	31
5.3 Conditions Precedent to the Obligations of the Call Investors at the Second Closing	32
5.4 Conditions Precedent to the Obligations of the Company at the Second Closing	32
Table of Contents — i

ARTICLE VI REGISTRATION RIGHTS	33
6.1 Registration Statement	33
6.2 Registration Procedures	36
6.3 Registration Expenses	39
6.4 Indemnification	39
6.5 Dispositions	42
6.6 No Piggyback on Registrations	42
6.7 Piggy-Back Registrations	42
ARTICLE VII MISCELLANEOUS	43
7.1 Board of Directors	43
7.2 Termination	43
7.3 Fees and Expenses	44
7.4 Entire Agreement	44
7.5 Notices	44
7.6 Amendments; Waivers	44
7.7 Construction	44
7.8 Successors and Assigns	45
7.9 Persons Entitled to Benefit of Agreement	45
7.10 Governing Law; Venue; Waiver of Jury Trial	45
7.11 Survival. The representations and warranties, agreements and covenants contained herein shall survive the Closing	46
7.12 Execution	46
7.13 Severability	46
7.14 Rescission and Withdrawal Right	46
7.15 Replacement of Securities	46
7.16 Remedies	46
7.17 Payment Set Aside	47
7.18 Adjustments in Share Numbers and Prices	47
7.19 Independent Nature of Investors’ Obligations and Rights	47
Table of Contents — ii